                                                                     Exhibit 4.4


                         SAVINGS PLAN FOR THE EMPLOYEES

                                       OF

                                ETHYL CORPORATION


                             As Amended and Restated
                            Effective January 1, 2002

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                               TABLE OF CONTENTS

Section                                                                                                 Page
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INTRODUCTION

ARTICLE I      DEFINITIONS

     1.01.     Account ..................................................................................  3
     1.02.     Actual Deferral Percentage or ADP ........................................................  3
     1.03.     Affiliate ................................................................................  3
     1.04.     After-Tax Account ........................................................................  4
     1.05.     After-Tax Contribution ...................................................................  4
     1.06.     After-Tax Election .......................................................................  4
     1.07.     Alternate Payee ..........................................................................  4
     1.08.     Annual Addition ..........................................................................  4
     1.09.     Annuity Starting Date ....................................................................  5
     1.10.     Base Pay .................................................................................  5
     1.11.     Beneficiary ..............................................................................  5
     1.12.     Board of Directors .......................................................................  6
     1.13.     Break in Service .........................................................................  6
     1.14.     Code .....................................................................................  6
     1.15.     Committee ................................................................................  6
     1.16.     Company ..................................................................................  6
     1.17.     Compensation .............................................................................  6
     1.18.     Contribution Percentage ..................................................................  7
     1.19.     Defined Benefit Plan .....................................................................  7
     1.20.     Defined Contribution Plan ................................................................  7
     1.21.     Discretionary Account ....................................................................  7
     1.22.     Discretionary Contribution ...............................................................  7
     1.23.     Earnings .................................................................................  7
     1.24.     Employee .................................................................................  8
     1.25.     Employee Benefits Section ................................................................  8
     1.26.     ERISA ....................................................................................  8
     1.27.     Excess Aggregate Contribution ............................................................  9
     1.28.     Excess Annual Additions ..................................................................  9
     1.29.     Excess Deferral ..........................................................................  9
     1.30.     Excess Pre-Tax Contribution .............................................................. 10
     1.31.     Highly Compensated ....................................................................... 10
     1.32.     Hours of Service ......................................................................... 10
     1.33.     Information Date ......................................................................... 13
     1.34.     Investment Fund .......................................................................... 13
     1.35.     Leased Employee .......................................................................... 13
     1.36.     Limitation Year .......................................................................... 13
     1.37.     Matching Account ......................................................................... 13

                                      (i)

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                TABLE OF CONTENTS

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     1.38.     Matching Contribution .................................................................... 13
     1.39.     Member ................................................................................... 14
     1.40.     Military Leave ........................................................................... 14
     1.41.     Normal Retirement Age .................................................................... 14
     1.42.     Payroll Period ........................................................................... 14
     1.43.     Permanent and Total Disability ........................................................... 14
     1.44.     Plan ..................................................................................... 14
     1.45.     Plan Year ................................................................................ 14
     1.46.     Pre-Tax Account .......................................................................... 15
     1.47.     Pre-Tax Contribution ..................................................................... 15
     1.48.     Pre-Tax Election ......................................................................... 15
     1.49.     Qualified Domestic Relations Order ....................................................... 15
     1.50.     Required Beginning Date .................................................................. 16
     1.51.     Restricted 401(k) Employee ............................................................... 16
     1.52.     Restricted 401(m) Employee ............................................................... 16
     1.53.     Rollover Account ......................................................................... 17
     1.54.     Rollover Contribution .................................................................... 17
     1.55.     Special Contribution ..................................................................... 17
     1.56.     Trust Agreement .......................................................................... 17
     1.57.     Trust Fund ............................................................................... 17
     1.58.     Trustee .................................................................................. 17
     1.59.     Uniformed Service ........................................................................ 17
     1.60.     Unrestricted 401(k) Employee ............................................................. 17
     1.61.     Unrestricted 401(m) Employee ............................................................. 18
     1.62.     USERRA ................................................................................... 18
     1.63.     Valuation Date ........................................................................... 18
     1.64.     Year of Service .......................................................................... 18

ARTICLE II     ELIGIBILITY AND MEMBERSHIP

     2.01.     Eligibility Requirements ................................................................. 19
     2.02.     Changes in Employment Status ............................................................. 19
     2.03.     Membership in the Plan ................................................................... 19
     2.04.     Reemployment ............................................................................. 20

ARTICLE III    CONTRIBUTIONS

     3.01.     After-Tax Contributions .................................................................. 21
     3.02.     Pre-Tax Contributions .................................................................... 21
     3.03.     Pre-Tax Elections ........................................................................ 22
     3.04.     Changes in After-Tax and Pre-Tax Elections ............................................... 22
     3.05.     Voluntary Suspension of After-Tax and Pre-Tax Elections .................................. 22

                                      (ii)

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                TABLE OF CONTENTS

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     3.06.     Required Suspension of After-Tax and Pre-Tax Elections ................................... 23
     3.07.     Pre-Tax Contribution Limitations ......................................................... 23
     3.08.     Company Matching Contributions ........................................................... 25
     3.09.     Company Discretionary Contributions and Special Contributions ............................ 25
     3.10.     Rollover Contributions ................................................................... 26
     3.11.     Matching and After-Tax Contribution Limitations .......................................... 26
     3.12.     USERRA Contributions ..................................................................... 27

ARTICLE IV     ALLOCATIONS

     4.01.     Establishment of Accounts ................................................................ 29
     4.02.     Allocation of After-Tax Contributions .................................................... 29
     4.03.     Allocation of Pre-Tax Contributions ...................................................... 29
     4.04.     Allocation of Matching Contributions ..................................................... 29
     4.05.     Allocation of Discretionary Contributions and Special Contributions ...................... 29
     4.06.     Allocation of Rollover Contributions ..................................................... 30
     4.07.     Excess Deferrals ......................................................................... 30
     4.08.     Excess Pre-Tax Contributions ............................................................. 30
     4.09.     Excess Aggregate Contributions ........................................................... 32

ARTICLE V      INVESTMENTS

     5.01.     Effective Date ........................................................................... 34
     5.02.     Investment Funds ......................................................................... 34
     5.03.     Investment of Matching and Discretionary Contributions ................................... 34
     5.04.     Member Directed Investments .............................................................. 34
     5.05.     Transfer Procedures ...................................................................... 38
     5.06.     Investment of Income ..................................................................... 38
     5.07.     Warrants, Rights and Options ............................................................. 38
     5.08.     Voting Rights ............................................................................ 39
     5.09.     Tender or Exchange Rights ................................................................ 39
     5.10.     Other Provisions Applicable to Funds ..................................................... 40

ARTICLE VI     VALUATION AND ACCOUNTING

     6.01.     Valuation of Accounts .................................................................... 41
     6.02.     Allocation of Contributions Between Investment Funds ..................................... 41
     6.03.     Allocation of Income and Gains and Losses ................................................ 41
     6.04.     Allocation of Shares of Stock ............................................................ 41

                                     (iii)


                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                TABLE OF CONTENTS

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ARTICLE VII    VESTING AND DISTRIBUTIONS

     7.01.     Plan Termination, Death, Permanent and Total Disability, Retirement ...................... 42
     7.02.     Other Separation ......................................................................... 42
     7.03.     Timing of Distributions .................................................................. 44
     7.04.     Form of Distribution ..................................................................... 45
     7.05.     Qualified Domestic Relations Order Distributions ......................................... 45
     7.06.     Withdrawals .............................................................................. 47
     7.07.     Pre-Tax Account Distribution Restrictions ................................................ 50
     7.08.     Direct Rollovers ......................................................................... 51
     7.09.     Loans .................................................................................... 53
     7.10.     Federal Income Tax Withholding ........................................................... 55
     7.11.     Special Rules for Former Amoco Employees ................................................. 55

ARTICLE VIII   LIMITATIONS

     8.01.     Maximum Contribution Limitations ......................................................... 56
     8.02.     Multiple Plan Participation .............................................................. 57

ARTICLE IX     ADMINISTRATION

     9.01.     Appointment of Named Fiduciary and Administrator ......................................... 58
     9.02.     Administrator ............................................................................ 58
     9.03.     Trustee .................................................................................. 58
     9.04.     Employee Savings Plan Committee .......................................................... 59
     9.05.     Benefit Claims Review Procedure .......................................................... 60
     9.06.     Administrative Costs ..................................................................... 61
     9.07.     Errors and Omissions ..................................................................... 61
     9.08.     Fiduciary Discretion ..................................................................... 62

ARTICLE X      AMENDMENT AND TERMINATION OF THE PLAN

     10.01.    Amendment of the Plan .................................................................... 63
     10.02.    Termination of the Plan .................................................................. 63

ARTICLE XI     MERGER AND CONSOLIDATION OF THE PLAN

ARTICLE XII    GENERAL PROVISIONS

     12.01.    Qualification ............................................................................ 65
     12.02.    No Guaranty of Employment ................................................................ 65
     12.03.    Payments to Minors and Incompetents ...................................................... 65

                                      (iv)


                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                TABLE OF CONTENTS

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     12.04.    Non-Alienation of Benefits ............................................................... 65
     12.05.    Headings and Subheadings ................................................................. 66
     12.06.    Use of Masculine and Feminine; Singular and Plural ....................................... 66
     12.07.    Unclaimed Benefits ....................................................................... 66
     12.08.    Beneficiary Designation .................................................................. 66
     12.09.    Commencement of Payments ................................................................. 66
     12.10.    Special Distribution Requirements ........................................................ 67

ARTICLE XIII   SPECIAL TOP-HEAVY RULES

     13.01.    In General ............................................................................... 68
     13.02.    Top-Heavy Years .......................................................................... 68
     13.03.    Definitions .............................................................................. 68
     13.04.    Top-Heavy Determination .................................................................. 70
     13.05.    Interests Measured ....................................................................... 71
     13.06.    Minimum Benefits for Top-Heavy Plans ..................................................... 73
     13.07.    Aggregate Contribution and Benefit Limitations ........................................... 75

ARTICLE XIV    ADOPTION OF PLAN

EXHIBIT I   -  SPECIAL PROVISIONS APPLICABLE TO FORMER AMOCO EMPLOYEES

EXHIBIT II  -  INVESTMENT FUNDS

                                      (v)

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002

                                  INTRODUCTION

         The Savings Plan For The Employees Of Ethyl Corporation was originally adopted effective September 1, 1961, and has been subsequently amended and restated several times since that date.

         The Plan was amended and restated effective June 26, 1992, to reflect the participation of additional employee groups as of August 1, 1992, August 30, 1992, and September 1, 1992, respectively.

         The Plan was further amended and restated, effective November 1, 1993,
(i) to reflect the participation of certain employees at the South Carolina plant of Ethyl Corporation, (ii) to comply with Code section 401(a)(31), effective January 1, 1993, and (iii) to reflect additional rules set forth in the final regulations to Code section 401(k), effective January 1, 1989. The Plan also was amended, effective November 1, 1993, to add several new investment alternatives and to revise the provisions governing Member directed investments to comply with ERISA section 404(c) and regulations promulgated thereunder.

         Active investment Options D and F, as well as inactive investment Options A and B that existed under the Plan in effect prior to November 1, 1993, were eliminated on or about October 31, 1993. Member interests in Options A and B were liquidated and transferred to Option D as soon as practicable after October 20, 1993. Member interests held in Option D and F were transferred to one of the new investment alternatives, the Money Market Fund, on or about October 31, 1993. Such interests were held in the Money Market Fund for a short period of time during which the changeover to the new investment options was completed. At the end of the "changeover period" Members were permitted to direct the investment of their interests held in the Money Market Fund to any of the other new investment alternatives as well as the Ethyl Stock Fund and the First Colony Stock Fund.

         The Plan was further amended and restated, effective March 1, 1994, to include all amendments made since the Plan's most recent restatement.

         The Plan was amended and restated effective January 1, 1998, (i) to include all amendments that have been adopted since the Plan's most recent restatement, (ii) to effect changes enacted by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 and (iii) to enhance benefits under the Plan, ease administration, and to reflect the appointment of a new Trustee and recordkeeper. The changes in the Plan's Trustee and recordkeeper and the Plan's investment options were effective November 1, 1997.

         The Plan is further amended effective January 1, 2002, to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). Such amendments are intended as good faith compliance with the requirements of EGTRRA and guidance issued

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

thereunder. Except as otherwise specifically provided, such amendments shall be effective as of the first day of the first plan year beginning after December 31, 2001. Such amendments shall supersede the provisions of the Plan to the extent those Plan provisions are inconsistent with the provisions of such amendments.

         The intent and purpose of Ethyl Corporation in maintaining the Plan is to provide a tax-qualified plan for the benefit of its employees (and the eligible employees of its affiliates who may adopt the Plan), under which its contributions are deductible currently from its federal taxable income. Ethyl Corporation intends that the Plan be a discretionary contribution plan.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE I
                                  DEFINITIONS

1.01.    Account

         Account means the assets or value of the Trust Fund allocated to a Member. A Member may have several accounts in this Plan. When Account is used without modification, it means the sum of all of the Member's accounts.

         See also After-Tax Account, Discretionary Contribution Account, Matching Contribution Account, Pre-Tax Account and Rollover Account.

1.02.    Actual Deferral Percentage or ADP

         Actual Deferral Percentage or ADP means, for purposes of measuring compliance with Code section 401(k), the average of the ratios for a specified group of Employees for a Plan Year (calculated separately for each Employee in the group) of

         (a) the sum of the Pre-Tax Contributions and Special Contributions allocated to the Account of each such Employee for the Plan Year, to

         (b) the Employee's Compensation for the Plan Year.

Subsection (a) shall include Excess Deferrals of Highly Compensated Employees but exclude Excess Deferrals of non-Highly Compensated Employees and any Pre-Tax Contributions taken into account for purposes of satisfying the Matching and After-Tax Contribution limitations described in Plan section 3.11, provided that the Pre-Tax Contribution limitations described in Plan section 3.07 are satisfied both with and without the exclusion of such Pre-Tax Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make a Pre-Tax Contribution and who does not receive an allocation of a Special Contribution is zero.

1.03.    Affiliate

         Affiliate means

         (a) a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code section 1563(a)(4) and 1563(e)(3)(C), of which a Company is a member according to Code section 414(b);

         (b) an unincorporated trade or business that is under common control with a Company as determined according to Code section 414(c);

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (c) a member of an affiliated service group of which a Company is a member according to Code section 414(m); or

         (d) any entity required to be aggregated according to Code section 414(o).

For purposes of Plan article VIII only, the word Affiliate includes all corporations which, when considered with Ethyl Corporation, would constitute a controlled group of corporations if the phrase "at least 80%" appearing in Code section 1563 were replaced by the phrase "more than 50%" and Code section 414(c) were similarly construed.

1.04.    After-Tax Account

         After-Tax Account means that portion of a Member's Account attributable to his After-Tax Contributions.

1.05.    After-Tax Contribution

         After-Tax Contribution means the contribution a Member may make to the Plan pursuant to the terms of Plan section 3.01. A Member's After-Tax Contributions can consist of (i) Regular After-Tax Contributions, which can be made by any eligible Employee, and which result in a Matching Contribution and
(ii) Additional After-Tax Contributions, which can be made only by non-Highly Compensated Members (except in the case of individuals described in Plan section 3.01(a)) and which do not result in a Matching Contribution.

1.06.    After-Tax Election

         After-Tax Election means a Member's election to make an After-Tax Contribution according to Plan section 3.01.

1.07.    Alternate Payee

         Alternate Payee means a Member's spouse, former spouse, child or other dependent who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Member.

1.08.    Annual Addition

         Annual Addition means, with regard to any individual for any Limitation Year, the sum of (i) employer contributions, (ii) the Member's non-deductible contributions, and (iii) forfeitures, if any, which may be allocated to his Account during that Limitation Year. Amounts allocated to an individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), that is part of a Defined Benefit Plan maintained by the Company or an Affiliate are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued that are attributable to post-retirement

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Company or an Affiliate are treated as Annual Additions to a Defined Contribution Plan. Excess Pre-Tax Contributions, Excess Aggregate Contributions and Excess Deferrals (to the extent not distributed under Plan section 4.07) are treated as Annual Additions to the Plan.

1.09.    Annuity Starting Date

         Annuity Starting Date means the first day on which all events occur that entitle a Member to a Plan benefit. A Member's Annuity Starting Date is determined subject to the procedures set forth in Plan section 7.03.

1.10.    Base Pay

         Base Pay means an Employee's base salary or wage, determined before any salary-reduction agreement under Code section 401(k), 125 or 132(f)(4), during the Payroll Period in which the Employee contributes to the Plan. Base Pay shall include the "straight-time" portion of regularly scheduled overtime (as determined in accordance with the Company's established payroll and compensation policies) but shall not include pay for any other overtime or extended work week pay, nor any premium pay related to length of service or hours of work or any other premium factor or other compensation or allowance which an Employee may receive in addition to his base salary or wage regardless of the term used to designate such increment. The maximum amount of Base Pay taken into account under the Plan for any Plan Year may not exceed the maximum amount which may be taken into account for any year under Code section 401(a)(17) for such year.

1.11.    Beneficiary

         Beneficiary means any person designated by a Member pursuant to Plan section 12.08 to receive any benefits which may be payable under this Plan on or after death. If a Member is married at the time he designates a Beneficiary under Plan section 12.08 or changes any such designation, his spouse must consent in writing to the designation or change in designation. The spouse's consent must be in writing, must acknowledge the effect of the Member's designation or change in designation, and must be witnessed by a notary public. If spousal consent is not obtained, such Member's Beneficiary shall be his spouse. If the Company is satisfied that spousal consent may not be obtained because the Member has no spouse, because the spouse cannot be located, or because of such other circumstances as applicable regulations may prescribe, the Member may name any Beneficiary he desires and from time to time change his designated Beneficiary without said Beneficiary's consent. If a Member does not designate a Beneficiary or if the designated Beneficiary should predecease the Member, then Beneficiary shall mean the first surviving class of the following successive preference Beneficiaries: the Member's (i) widow or widower; (ii) surviving children equally; (iii) surviving parents equally; (iv) surviving brothers and sisters equally; or (v) the executor(s) or administrator(s) of the Member's estate.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         Despite the preceding, to the extent provided in a Qualified Domestic Relations Order, Beneficiary means the spouse, former spouse, child or other dependent of a Member who is recognized by such order as having a right to receive all or a portion of any benefits payable under the Plan on behalf of the Member.

1.12.    Board of Directors

         Board of Directors means the Board of Directors of Ethyl Corporation.

1.13.    Break in Service

         Break in Service means, with respect to any Employee, any calendar year during which the Employee is credited with five hundred (500) or fewer Hours of Service.

1.14.    Code

         Code means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall include those sections and any comparable sections of future legislation that modify, amend, supplement, supersede or recodify such sections.

1.15.    Committee

         Committee means the Employee Savings Plan Committee provided for in Plan section 9.04.

1.16.    Company

         Company means Ethyl Corporation and all of its Affiliates, subsidiaries and divisions except for those Affiliates, subsidiaries and divisions whose employees or segments thereof have not been designated to be included in this Plan. Where only a segment of an Affiliate's, subsidiary's or division's employees has been designated for coverage hereunder, "Company" shall apply to such Affiliate, subsidiary or division only as it relates to such entity's employees eligible for coverage. Any action required to be taken by the Company may be taken by the Board of Directors or by the Executive Committee of the Board of Directors.

1.17.    Compensation

         Compensation means an Employee's compensation as defined in Code section 414(s) and includes any amount contributed by the Company pursuant to a salary-reduction agreement and which is not includible in the gross income of the Employee under Code section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b). For Plan Years beginning after December 31, 1988, the Compensation of an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.18.    Contribution Percentage

         Contribution Percentage means, for purposes of measuring compliance with Code section 401(m), the average of the ratios for a specified group of Employees for a Plan Year (calculated separately for each Employee in the group) of

         (a) the sum of the Matching Contributions and After-Tax Contributions allocated to the Account for each such Employee for the Plan Year, to

         (b) the Employee's Compensation for that Plan Year.

As permitted under Treasury regulations, in computing the Contribution Percentage, the Committee may elect to take into account Pre-Tax Contributions, Special Contributions, and Discretionary Contributions allocated to an Employee's Account. The Contribution Percentage shall not include Matching Contributions that are forfeited to correct Excess Aggregate Contributions.

1.19.    Defined Benefit Plan

         Defined Benefit Plan means a plan established and qualified under Code section 401(a) or 403, except to the extent it is treated as a Defined Contribution Plan.

1.20.    Defined Contribution Plan

         Defined Contribution Plan means a plan established and qualified under Code section 401(a) or 403 providing for an individual account for each participant therein and for payment of benefits based solely on the amount contributed to the participants' accounts and any income, expenses, gains, losses, realized and unrealized appreciation or depreciation and forfeitures which may be allocated to such accounts.

1.21.    Discretionary Account

         Discretionary Account means that portion of a Member's Account attributable to Discretionary Contributions.

1.22.    Discretionary Contribution

         Discretionary Contribution means the Company's discretionary contribution described in Plan section 3.09.

1.23.    Earnings

         Earnings means, for purposes of Plan section 1.31, Plan article VIII, and Appendix A, for any relevant period, an individual's wages, salaries for personal services (such as professional services), and other amounts received from the Company for personal services actually rendered.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

These Earnings comprise, but are not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances, and other amounts permissibly included according to Treasury regulations as the base for computing statutory limits on annual benefits and annual additions. These Earnings do not mean deferred compensation, certain stock options, and other like distributions that receive special tax benefits and are excluded from the base for computing those statutory limits. For Plan Years beginning on or after January 1, 1998, Earnings include any elective deferral as defined in Code section 402(g)(3), amounts deferred under a welfare benefit plan (as defined in ERISA section 3(1)) pursuant to Code section 125, amounts deferred under a Code section 457 plan, and, effective for Limitation Years that begin on or after January 1, 2000, amounts excluded from gross income under Code section 132(f)(4),. When computed for any Limitation Year, these Earnings are those paid (or deemed paid if the Plan operates to provide benefits according to accrued Earnings) or made available to the individual within the Limitation Year. For purposes of determining whether an Employee is a Key Employee, Earnings must not exceed the statutory limits of Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988, and solely for purposes of Plan section 1.31 and Appendix A, the Earnings of an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year.

1.24.    Employee

         Employee means any individual who is paid from the Company's payroll excluding (a) any individual retained by the Company as an independent contractor or consultant (whether or not such classification ultimately is determined to be correct as a matter of law), (b) any Leased Employee, (c) any individual employed by the Company on a temporary or casual basis if such individual is hired or rehired on that basis after December 31, 1988, unless such individual is credited with at least 1,000 Hours of Service in his first twelve (12) months of employment or in any calendar year thereafter, beginning with the calendar year that contains the first anniversary of the individual's date of employment, or (d) any individual who was employed by the Company on February 28, 1994, is Highly Compensated and who irrevocably waived participation in the Plan.

1.25.    Employee Benefits Section

         Employee Benefits Section means the Employee Benefits Section of the Company in Richmond, Virginia.

1.26.    ERISA

         ERISA means the Employee Retirement Income Security Act of 1974, as amended. References to specific sections of ERISA shall include those sections and any comparable sections of future legislations that modify, amend, supplement, supersede or recodify such sections.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.27.    Excess Aggregate Contribution

         Excess Aggregate Contribution means, with respect to any Plan Year that begins after 1986, the excess of the aggregate amount of the Matching and After-Tax Contributions (and any Pre-Tax, Special or Discretionary Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Plan section 3.11.

1.28.    Excess Annual Additions

         Excess Annual Additions means amounts that cannot be Annual Additions under the Plan for a Limitation Year because of a forfeiture allocation or a reasonable error in estimating a Member's Earnings or in estimating the amount of Pre-Tax Contributions that may be allocated to a Member's Pre-Tax Account or any other reason allowed by applicable Treasury regulations.

1.29.    Excess Deferral

         Excess Deferral means an elective deferral to the extent that it exceeds the dollar limitation under Code section 402(g) (as adjusted under Code section 402(g)(4)) for the Member's taxable year.

         (a) For taxable years beginning prior to January 1, 2002, "elective deferral" refers to the sum of:

             (1) any employer contribution under a qualified cash-or-deferred arrangement to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g));

             (2) any employer contribution to a simplified employee pension cash or deferred arrangement to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)) or, effective January 1, 1997, a savings incentive match plan for employees of small employers, as described in Code section 408(p)(2);

             (3) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary-reduction agreement (within the meaning of Code section 3121(a)(5)(D)); and

             (4) Any deferrals that, but for Code sections 402(e)(3), 402(h)(1)(B) and 403(b), would have been received or treated as received by an individual for the taxable year are to be treated as elective deferrals for such year.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (b) For taxable years beginning after December 31, 2001, "elective deferral" refers to the sum of:

             (1) any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B);

             (2) any savings incentive match plan for employees of small employers as described in Code section 408(p)(2);

             (3) any eligible deferred compensation plan under Code section 457;

             (4) any plan described under Code section 501(c)(18); and

             (5) any contribution made by an employer on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction election.

1.30.    Excess Pre-Tax Contribution

         Excess Pre-Tax Contribution means the excess of the aggregate amount of Pre-Tax Contributions actually paid over to the trust on behalf of Highly Compensated Employees for that Plan Year, over the maximum amount of such contributions permitted under the limitations on Actual Deferral Percentages described in Plan section 3.07.

1.31.    Highly Compensated

         Highly Compensated means

         (a) a common law employee of an Affiliate who was at any time during the Plan Year or the preceding Plan Year a five percent (5%) owner (as defined in Code section 416(i)(1)); or

         (b) a common law employee of an Affiliate who received Earnings in excess of $80,000 (as adjusted from time to time to reflect changes in the cost of living in accordance with the Code and applicable regulations) for the preceding Plan Year and, as elected by the Administrator, was during such preceding Plan Year among the top twenty percent (20%) of all employees of Affiliates in compensation.

1.32.    Hours of Service

         Hours of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company. In determining an Employee's Hours of Service the following rules shall apply:

         (a) Hours of Service credited to an Employee for the performance of services shall be credited to the Employee in the calendar year in which such services are performed;

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (b) Hours of Service credited to an Employee for periods during which no services are performed shall be credited on the basis of the number of hours in such Employee's regular work schedule for the period in which such nonperformance occurs or on the basis of eight (8) hours per day or forty (40) hours per week, if greater. Such hours shall be credited in the calendar year covered by the Employee's regular work schedule during the period of nonperformance;

         (c) An Hour of Service shall be credited to an Employee for each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, to the extent it has not been otherwise credited hereunder. Each such Hour of Service shall be credited to the Employee in the calendar year to which the award or agreement for back pay pertains;

         (d) No more than five hundred and one (501) Hours of Service may be credited with respect to any one period of nonperformance of services if the provisions of this Plan section would require such hours to be credited to periods falling after the Employee's termination of employment, or the expiration of any payments he is receiving under any temporary disability plan maintained by the Company, if later;

         (e) No Hours of Service shall be credited with respect to any payments an Employee receives solely by reason of applicable unemployment compensation laws, reimbursement of expenses, travel and expense allowances or any other similar payment. Hours of Service with respect to workmen's compensation payments shall only be credited up to the maximum period the recipient would be entitled to disability benefits for a nonoccupational disability under any temporary disability plan providing such benefits which is maintained by the Company and in which he participates;

         (f) No Hours of Service shall be credited under subsection (b) or (c) for a period in which an Employee is credited with Hours of Service for the performance of services equal to his regular work schedule for such period, nor shall Hours of Service be credited under such items for a period of nonperformance of services in excess of the greater of (i) the amount such Employee would have received had he been performing services during such period in accordance with his regular work schedule or (ii) eight (8) hours per day or forty (40) hours per week as may be applicable;

         (g) For all purposes of the Plan, Hours of Service for each Employee shall be accumulated on a calendar year basis. Should the total number of Hours of Service completed by an Employee through the last day of a calendar year be other than an integral number, the fractional Hour of Service shall be credited to the Employee as one (1) Hour of Service;

         (h) Nothing in this Plan section shall be construed as denying an Employee an Hour of Service if credit for such Hour of Service is required by federal law, in which case, the nature and extent of such credit shall be determined under such law;

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (i) Notwithstanding any other provision of this Plan section to the contrary, each Employee on a salaried payroll shall be credited with ninety-five
(95) Hours of Service for each semi-monthly payroll period in which he would receive credit for an Hour of Service in lieu of any other Hours of Service which would otherwise be credited to such semi-monthly payroll period hereunder;

         (j) Notwithstanding any other provision of this Plan section to the contrary, for purposes of determining whether an Employee has incurred a Break in Service, Hours of Service shall be credited for a Maternity or Paternity Leave of Absence that began on or after May 1, 1985, on the basis of the number of hours in such Employee's normal work schedule for the period in which the leave of absence occurs or, in any case in which such hours cannot be determined, eight hours per day of Maternity or Paternity Leave of Absence; provided that the total number of Hours of Service credited under this subsection cannot exceed five hundred and one (501). Such Hours of Service shall be credited (i) in the calendar year in which the absence began if necessary to prevent a Break in Service in that year, or (ii) in all other cases, in the following calendar year. "Maternity or Paternity Leave of Absence" means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of the child by that individual, or for purposes of caring for a child for a period beginning immediately following the birth or placement of the child;

         (k) Hours of Service completed in the employ of an Affiliate (including any Hours of Service completed before such Affiliate was acquired by the Company if and to the extent authorized by the Board of Directors) shall be considered as Hours of Service completed in the employ of the Company and all Hours of Service completed as an employee shall be taken into account as if completed as an Employee.

         (l) Despite the preceding, solely for purposes of determining whether a Break in Service for vesting purposes has occurred during a computation period, an individual who takes unpaid leave under the Family and Medical Leave Act on or after August 5, 1993, will receive credit for the Hours of Service that normally would have been credited to such individual but for such leave. The total number of Hours of Service that can be credited under this subsection cannot exceed five hundred and one (501), and such Hours of Service shall be credited (i) in the computation period in which the absence began if necessary to prevent the Break in Service in that period, or (ii) in all other cases, in the following computation period. Any individual who receives credit for Hours of Service for a Maternity or Paternity Leave of Absence under item (j) above will not receive credit for those same Hours of Service under this Plan section.

         (m) In calculating a Member's Years of Service for purposes of determining the nonforfeitability of a Member's Account under the Plan, a Member shall be deemed to have earned a number of Hours of Service equal to the product of (i) the number of calendar months (or a fraction thereof) that the Member was absent from employment with the Company due to Military Leave, and (ii) the average Hours of Service per month the Member earned during the

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

twelve (12) month period immediately preceding the Military Leave (or, if shorter, the period of the Member's employment with the Company immediately preceding the Military Leave) if the Member's reemployment with the Company is in accordance with USERRA.

         (n) A Member who is reemployed after an absence from employment due to Military Leave and whose reemployment is in accordance with USERRA shall be treated as not having incurred a Break in Service as a result of the Military Leave.

1.33.    Information Date

         Information Date means the date that the Member receives the information required by Plan section 7.03.

1.34.    Investment Fund

         Investment Fund means one of the investment media that the Board of Directors of Ethyl Corporation or its delegatees select and announce as being a permissible investment vehicle in which a Member's Account may be invested. The Investment Funds under the Plan are listed in Exhibit II.

1.35.    Leased Employee

         Leased Employee means any person who is not otherwise an Employee and who, pursuant to an agreement between the Company and any other person (a "leasing organization"), has performed services for the Company, or for the Company and related persons (determined in accordance with Code section 414(n)(6)), on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Company, or by the Company and related persons (determined in accordance with Code section 414(n)(6)).

1.36.    Limitation Year

         Limitation Year means the calendar year.

1.37.    Matching Account

         Matching Account means that portion of a Member's Account attributable to Matching Contributions.

1.38.    Matching Contribution

         Matching Contribution means the Company's contribution described in Plan section 3.08 and Plan section 3.11(b).

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.39.    Member

         Member means an eligible Employee who has enrolled in the Plan and former Employees who have an undistributed vested Account balance remaining in the Plan.

1.40.    Military Leave

         Military Leave means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform such duty, and any other absence qualifying as "service in the uniformed services" within the meaning of USERRA. Notwithstanding the foregoing, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Member from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.41.    Normal Retirement Age

         Normal Retirement Age means age sixty-five (65).

1.42.    Payroll Period

         Payroll Period means the interval of employment for which a Member's periodic pay checks are normally issued.

1.43.    Permanent and Total Disability

         Permanent and Total Disability means the physical or mental incapacity of an Employee which qualifies him for benefits under one of the Company's long-term disability benefit plans or, for any Employee who is not eligible to participate in one of the Company's long-term disability benefit plans, the physical or mental incapacity which qualifies him for disability benefits under the defined benefit pension plan in which he participates.

1.44.    Plan

         Plan means the Savings Plan For The Employees Of Ethyl Corporation.

1.45.    Plan Year

         Plan Year means the annual period beginning on January 1st and ending on the following December 31st.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.46.    Pre-Tax Account

         Pre-Tax Account means that portion of a Member's Account attributable to the Company's Pre-Tax Contribution.

1.47.    Pre-Tax Contribution

         Pre-Tax Contribution means the Company's contribution caused by a Member's Pre-Tax Election pursuant to the terms of Plan section 3.03. Pre-Tax Contributions can consist of (i) Regular Pre-Tax Contributions, which can be elected by any eligible Employee and which result in a Matching Contribution and
(ii) Additional Pre-Tax Contributions, which can be elected only by non-Highly Compensated Members (except in the case of individuals described in Plan section 3.03(a)) and which do not result in a Matching Contribution.

1.48.    Pre-Tax Election

         Pre-Tax Election means a Member's election, prior to the time he receives the Base Pay to which such election applies, to defer part of such Base Pay and to cause the Company to make a Pre-Tax Contribution to the Plan equal to the amount deferred.

1.49.    Qualified Domestic Relations Order

         Qualified Domestic Relations Order means a judgment, decree, order or approval of a property settlement agreement, that

         (a) relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee;

         (b) is made pursuant to a state domestic relations or community property law;

         (c) creates or recognizes the right of an Alternate Payee to receive all or a portion of the benefit payable with respect to the Member under this Plan or that assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Member under the Plan;

         (d) clearly specifies (i) the name and last known mailing address (if available) of the Member and the name and mailing address of each Alternate Payee, unless the Company has reason to know the address independently of the order; (ii) the amount or percentage of the Member's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the name of the Plan to which the order applies;

         (e) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (f) does not require the Plan to provide increased benefits; and

         (g) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

A domestic relations order entered before January 1, 1985, is a Qualified Domestic Relations Order if payment of benefits pursuant to the order have begun as of such date, regardless of whether the order satisfies the requirements of Code section 414(p). A domestic relations order entered before January 1, 1985, may be treated as a Qualified Domestic Relations Order if payment of benefits pursuant to the order have not begun as of such date, regardless of whether the order satisfies the requirements of Code section 414(p).

1.50.    Required Beginning Date

         Required Beginning Date means, until December 31, 1996, April 1 of the calendar year following the calendar year in which a Member attains age seventy and one-half (70 1/2). Effective January 1, 1997, Required Beginning Date means April 1 of the calendar year following the later of (i) the calendar year in which a Member separates from service, or (ii) the calendar year in which a Member attains age seventy and one-half (70 1/2). Notwithstanding the preceding, the Required Beginning Date of a Member who is a five percent (5%) owner (as defined in Code section 416(i)(1)), of any Affiliate, is April 1 of the calendar year following the calendar year in which such Member attains age seventy and one-half (70 1/2).

1.51.    Restricted 401(k) Employee

         Restricted 401(k) Employee means, for purposes of measuring compliance with Code section 401(k), an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to make a Pre-Tax Election for all or part of the Plan Year and who is a Highly Compensated Employee.

1.52.    Restricted 401(m) Employee

         Restricted 401(m) Employee means, for purposes of measuring compliance with Code section 401(m), an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to make an After-Tax Election (or a Pre-Tax Election, if the Plan takes Pre-Tax Contribution allocations into account in determining Contribution Percentages) for all or part of the Plan Year and who is a Highly Compensated Employee.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.53.    Rollover Account

         Rollover Account means the portion of a Member's Account attributable to Rollover Contributions.

1.54.    Rollover Contribution

         Rollover Contribution means amounts transferred to the Plan pursuant to Plan section 3.10.

1.55.    Special Contribution

         Special Contribution means the Company's Special Contribution pursuant to Plan section 3.09 on behalf of Non-Highly Compensated Employees as may be necessary to comply with the nondiscrimination provisions of Code sections 401(k)(3) and 401(a)(4). Any Special Contribution will be treated as a Non-Highly Compensated Employee's Pre-Tax Contribution.

1.56.    Trust Agreement

         Trust Agreement means a Trust Agreement entered into between the Company and a Trustee in conjunction with the Plan.

1.57.    Trust Fund

         Trust Fund means the assets of the Plan held by the Trustee.

1.58.    Trustee

         Trustee means a bank or trust company designated by the Board of Directors.

1.59.    Uniformed Service

         Uniformed Service means the Armed Forces; the Army National Guard and the Air National Guard when engaged in active duty training, inactive duty training, or full-time national Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

1.60.    Unrestricted 401(k) Employee

         Unrestricted 401(k) Employee means, for the purposes of measuring compliance with Code section 401(k), an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to make a Pre-Tax Election for all or part of the Plan Year and who is not a Highly Compensated Employee.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

1.61.    Unrestricted 401(m) Employee

         Unrestricted 401(m) Employee means, for purposes of measuring compliance with Code section 401(m), an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to make an After-Tax Election (or a Pre-Tax Election, if the Plan takes Pre-Tax Contribution allocations into account in determining Contribution Percentages) for all or part of the Plan Year and who is not a Highly Compensated Employee.

1.62.    USERRA

         USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.63.    Valuation Date

         Valuation Date means any business day of the Plan Year that the United States financial markets are open.

1.64.    Year of Service

         Year of Service means a calendar year in which an Employee completes one thousand (1,000) or more Hours of Service.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE II
                           ELIGIBILITY AND MEMBERSHIP

2.01.    Eligibility Requirements

         (a) Each individual who is a Member of the Plan on December 31, 2001, shall continue to be a Member of the Plan on and after that date, subject to the remaining provisions of the Plan.

         (b) Each other individual who is or becomes an Employee shall be eligible to become a Member of the Plan on the date that is the later of

             (1) his date of employment as an Employee;

             (2) if he is represented by a collective bargaining representative, the effective date specified in the agreement between the Company and the applicable representative permitting Employees so represented to become Members, provided, however, that any such Employees shall become Members of the Plan subject to the terms and conditions of such agreement between the Company and the collective bargaining representative with any special terms set forth in an exhibit attached to and made part of the Plan; or

             (3) January 1, 2002.

2.02.    Changes in Employment Status

         If an individual who is not an Employee is reclassified as an eligible Employee, he shall be eligible to become a Member of the Plan on the date that is the later of

         (a) his date of reclassification;

(b) if he is represented by a collective bargaining representative, the effective date specified in the agreement between the Company and the applicable representative permitting Employees so represented to become Members, provided, however, that any such Employees shall become Members of the Plan subject to the terms and conditions of such agreement between the Company and the collective bargaining representative with any special terms set forth in an exhibit attached to and made part of the Plan; or

         (c) January 1, 2002.

2.03.    Membership in the Plan

         An Employee who has satisfied the conditions of eligibility set forth in Plan section 2.01(b) may become a Member at the beginning of a Payroll Period following his date of

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

enrollment. Once an Employee has become a Member, he shall remain a Member until his vested Account balance is distributed to him.

2.04.    Reemployment

         A Member who terminates his employment with the Company and its Affiliates and is reemployed as an Employee may become a Member in the Plan immediately after his re-employment, subject to the provisions of Plan section 2.03.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE III
                                  CONTRIBUTIONS

3.01.    After-Tax Contributions

         (a) Each eligible Employee may make an initial After-Tax Election designating a percentage of his Base Pay for each Payroll Period as a Regular After-Tax Contribution or, to the extent that such eligible Employee is a non-Highly Compensated Member, as an Additional After-Tax Contribution. The percentage designated in the After-Tax Election may range from a minimum of one percent (1%) to a maximum of fifteen percent (15%), determined in even multiples of one percent (1%); provided, however, that (i) the elected percentage for a Payroll Period for a Regular After-Tax Contribution cannot exceed ten percent (10%) of his Base Pay for a Payroll Period, (ii) for those Employees not eligible to make Additional After-Tax Contributions, the elected percentage for a Payroll Period for a Regular After-Tax Contribution, when added to his Pre-Tax Election percentage in effect under Plan section 3.03 for that same Payroll Period cannot exceed ten percent (10%) of his Base Pay for that Payroll Period, and (iii) for those Employees eligible to make Additional After-Tax Contributions, the elected percentage for a Payroll Period for both a Regular After-Tax Contribution and an Additional After-Tax Contribution, when added to his Pre-Tax Election percentage in effect under Plan section 3.03 for that same Payroll Period cannot exceed fifteen percent (15%) of his Base Pay for that Payroll Period. If a non-Highly Compensated Member elects to make an Additional After-Tax Contribution for a Plan Year and is later determined to be Highly Compensated for the current Plan Year based on completion of compensation data for the prior Plan Year, the Administrator has the authority to suspend such Member's Additional After-Tax Contributions for the remainder of the Plan Year in order to avoid violation of the nondiscrimination provisions of Code section 401(m)(3) described in Plan section 3.11.

         (b) An initial After-Tax Election may be made at a Member's date of enrollment. Members' After-Tax Contributions will be made by payroll deduction. Members' After-Tax Contributions shall be transferred by the Company to the Trustee as promptly as practicable after each Payroll Period.

         (c) A Member's After-Tax Contribution Election will continue to be effective until changed pursuant to Plan section 3.04 or suspended pursuant to Plan sections 3.05 and 3.06. All After-Tax Elections are subject to the adjustments authorized in Plan section 3.11.

3.02.    Pre-Tax Contributions

         The Company's Pre-Tax Contribution for a Payroll Period is the total of the Pre-Tax Elections made by Members during that Payroll Period and allowed according to Plan section 3.07. Pre-Tax Contributions shall be transferred by the Company to the Trustee as promptly as practicable after each Payroll Period. A Member may cause a Pre-Tax Contribution for himself only with regard to Base Pay that is deferred according to a Pre-Tax Election. The Company's Pre-Tax Contribution on behalf of any Member may not result in elective deferrals

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

under this Plan for any Member of more than the maximum dollar amount set forth in Code section 402(g) and adjusted at the same time and in the same manner as the cost-of-living adjustments applicable to limitations under Code section 415(d) in any calendar year.

3.03.    Pre-Tax Elections

         (a) An eligible Employee may make an initial Pre-Tax Election designating a percentage of his unpaid Base Pay to be made as a Regular Pre-Tax Contribution or, to the extent that such eligible Employee is a non-Highly Compensated Member, as an Additional Pre-Tax Contribution by way of an elective deferral for a Payroll Period. The percentage designated in the Pre-Tax Election may range from a minimum of one percent (1%) to a maximum of fifteen percent (15%), determined in even multiples of one percent (1%); provided, however, that
(i) the elected percentage for a Payroll Period for a Regular Pre-Tax Contribution cannot exceed ten percent (10%), (ii) for those Employees not eligible to make Additional Pre-Tax Contributions, the elected percentage for a Payroll Period for a Regular Pre-Tax Contribution, when added to his After-Tax Election percentage in effect under Plan section 3.01 for that same Payroll Period, cannot exceed ten percent (10%) of his Base Pay for that Payroll Period, and (iii) for those Employees eligible to make Additional Pre-Tax Contributions, the elected percentage for a Payroll Period for both a Regular Pre-Tax Contribution and an Additional Pre-Tax Contribution, when added to his After-Tax Contribution percentage, in effect under Plan section 3.01 for that same Payroll Period, cannot exceed fifteen percent (15%) of his Base Pay for that Payroll Period. If a non-Highly Compensated Member elects to make an Additional Pre-Tax Contribution for a Plan Year and is later determined to be Highly Compensated for the current Plan Year based on completion of compensation data for the prior Plan Year, the Administrator has the authority to suspend such Member's Additional Pre-Tax Contributions for the remainder of the Plan Year in order to avoid violation of the nondiscrimination provisions of Code section 401(k)(3) described in Plan section 3.07.

         (b) An initial Pre-Tax Election may be made at a Member's date of enrollment.

         (c) A Member's Pre-Tax Election will continue to be effective until changed pursuant to Plan section 3.04 or suspended pursuant to Plan sections
3.05 and 3.06. All Pre-Tax Elections are subject to the adjustments authorized in Plan section 3.07.

3.04.    Changes in After-Tax and Pre-Tax Elections

         A Member may change the percentage designated in an After-Tax or Pre-Tax Election, within the limits prescribed by Plan sections 3.01 and 3.03, at the beginning of a Payroll Period following the receipt of the Member's instructions to change his After-Tax or Pre-Tax Election.

3.05.    Voluntary Suspension of After-Tax and Pre-Tax Elections

         A Member may suspend his After-Tax or Pre-Tax Election, or both, effective at the beginning of a Payroll Period following the receipt of the Member's instructions to suspend his

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

After-Tax or Pre-Tax Election. A Member may make a new After-Tax or Pre-Tax Election to be effective at the beginning of a Payroll Period after receipt of the Member's instructions to make a new After-Tax or Pre-Tax Election.

3.06.    Required Suspension of After-Tax and Pre-Tax Elections

         A Member's After-Tax and Pre-Tax Elections under the Plan shall be suspended for any Payroll Period,

         (a) with respect to his After-Tax Election, if for such period the amount of Base Pay earned by him is insufficient to pay his designated After-Tax Contribution to the Plan, after all other authorized deductions have been made;

         (b) with respect to both his Pre-Tax and After-Tax Elections, if for such period, in the case of an Employee represented by a collective bargaining representative, there is no agreement extending to such Employee the right to make contributions under this Plan between said representative and the Company;

         (c) with respect to his Pre-Tax Election, if for such period he is temporarily suspended from participation in the Plan due to a withdrawal under Plan section 7.06 or with respect to both his Pre-Tax and After-Tax Elections, as applicable, due to the limitations of Plan section 3.02, 3.07 or 3.11; or

         (d) with respect to both his Pre-Tax and After-Tax Elections, if for such period his employment status has changed so that he is no longer an Employee.

3.07.    Pre-Tax Contribution Limitations

         (a) The Plan is intended to qualify as a cash-or-deferred arrangement according to Code section 401(k), and all Plan and Trust Agreement provisions must be construed to facilitate that qualification.

         (b) In no event may the Company allow a Pre-Tax Contribution to be made for or allocated to a Member if that allocation would cause the Plan to violate the limitations of Code section 415 or the nondiscrimination prohibitions of Code section 401(a)(4). If a Member makes a Pre-Tax Election that produces an Excess Deferral for that Member, the Company may cause that Member's Excess Deferrals to be allocated and distributed in accordance with Plan section 4.07.

         (c) This subsection's table determines the Excess Pre-Tax Contributions. Any amounts that are allocated as Pre-Tax Contributions for the Plan Year and that exceed the Restricted 401(k) Employees' ADP allowances in the table are Excess Pre-Tax Contributions for the Plan Year and shall be distributed in accordance with Plan section 4.08.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         ADP for Unrestricted 401(k)           ADP for Restricted 401(k)
          Employees as  a group is              Employees as a group is

                Less than 2%                   2.0 times Unrestricted 401(k)
                                               Group's ADP

                  2% to 8% Unrestricted 401(k) Group's ADP plus 2 percentage points

                More than 8%                   1.25 times Unrestricted 401(k)
                                               Group's ADP

         For the 1997 Plan Year, the "prior year testing method" (as defined in Internal Revenue Service Notice 98-1 (1998-3 I.R.B. 42) (Notice 98-1), shall be used to determine Excess Pre-Tax Contributions. For Plan Year's after December 31, 1997, the Administrator elects to use the "current year testing method" as defined in Notice 98-1, until changed by the Administrator in accordance with Notice 98-1.

         The point spread indicated as permissible when the ADP for the Unrestricted 401(k) Employees as a group is between zero percent (0%) and eight percent (8%) is automatically reduced to the extent necessary to comply with any Treasury regulations promulgated pursuant to Code section 401(m)(9), such as regulations to prevent the multiple use of that alternative limitation for any Highly Compensated Employee.

         (d) This Plan section is operative only upon announcement by the Plan Administrator. The Administrator may change the method of determining the Pre-Tax Contribution limitations that apply to the Plan by comparing current year data for Restricted 401(k) Employees to prior year data for Unrestricted 401(k) Employees in accordance with section 401(k)(3)(A) of the Code and any pronouncement by the Secretary of the Treasury, including Notice 98-1. Such change shall be effective for any Plan Year announced by the Administrator.

         (e) To meet the limitations of this Plan section, to avoid discrimination prohibited by Code section 401(a)(4), to prevent the creation of Excess Pre-Tax Contributions for purposes of Code section 401(k) or Excess Aggregate Contributions for purposes of Code section 401(m), or, if it is otherwise necessary to do so, to preserve the Plan's status as a qualified plan or to preserve the Plan's Pre-Tax Contribution features as a qualified cash-or-deferred arrangement according to Code section 401(k), the Company may adjust or reject altogether any Member's Pre-Tax Election or the Company may make a Special Contribution for the benefit of designated Unrestricted 401(k) Employees. The Special Contribution will be treated as an Unrestricted 401(k) Employee's Pre-Tax Contribution and will be allocated among designated Unrestricted 401(k) Employees on a pro rata basis according to their Compensation for the Plan Year. The Company also may reduce any Member's Pre-Tax Election to prevent that Member from causing Excess Deferrals to his Account.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (f) The Actual Deferral Percentage for any Member who is a Restricted 401(k) Employee for the Plan Year and who participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate, shall be determined as if all Pre-Tax Contributions allocated to his Account are made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

         (g) In the event that this Plan satisfies the requirements of Code sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Members as if all such plans were a single plan. For Plan Years beginning after December 31, 1988, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year and use the same testing method.

3.08.    Company Matching Contributions

         (a) Subject to the limitations of Plan article VIII, the Company shall contribute each Payroll Period on behalf of each contributing Member an amount equal to fifty percent (50%) of each Member's After-Tax Contributions deducted for that Payroll Period and fifty percent (50%) of each Member's Pre-Tax Contribution allocations for that Payroll Period. The Company will pay its contributions to the Trustee concurrently with the transfer to the Trustee of Members' After-Tax Contributions. If Member After-Tax Contributions and Pre-Tax Elections are suspended for any Payroll Period, Company Matching Contributions shall also be suspended for such Payroll Period. The Company shall not make a Matching Contribution based on non-Highly Compensated Members' Additional After-Tax Contributions or Additional Pre-Tax Contributions.

3.09.    Company Discretionary Contributions and Special Contributions

         (a) The Company may make an additional Discretionary Contribution to the Plan for any Plan Year. Discretionary Contributions shall be allocated in accordance with Plan section 4.05(a) depending on whether they constitute additional Matching Contributions or other Discretionary Contributions.

         (b) The Company may make a Special Contribution to the Plan for any Plan Year on behalf of Non-Highly Compensated Employees as may be necessary to comply with the nondiscrimination provisions of Code sections 401(a)(4), 401(k)(3) and 401(m)(3). Any Special Contribution will be treated as a Non-Highly Compensated Employee's Pre-Tax Contribution.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

3.10.    Rollover Contributions

         A Member may rollover an Eligible Rollover Distribution (as described in Plan section 7.08(b) to the Member's Rollover Account in the Plan, provided that such contribution satisfies the requirements of Code section 402(c). The Administrator shall have the authority to verify that a contribution intended to be a Rollover Contribution is transferred from an Eligible Retirement Plan (as described in Plan section 7.08(b)), and may in its discretion reject all or any part of a contribution that the Administrator determines is not an Eligible Rollover Distribution from a Qualified Plan.

3.11.    Matching and After-Tax Contribution Limitations

         (a) This subsection's table determines Excess Aggregate Contributions. Any amounts that are allocable to Matching Accounts and After-Tax Accounts for the Plan Year and that exceed the Restricted 401(m) Employees' Contribution Percentage allowances in the table are Excess Aggregate Contributions for the Plan Year and shall be distributed in accordance with Plan section 4.09.

           Contribution Percentage             Contribution Percentage
            of Unrestricted 401(m)               of Restricted 401(m)
           Employees as a group is             Employees as a group is

                 Less than 2%              2.0 times Unrestricted 401(m)
                                           Group's Contribution Percentage

                   2% to 8% Unrestricted 401(m) Group's Contribution Percentage plus 2 percentage points

                 More than 8%              1.25 times Unrestricted 401(m)
                                           Group's Contribution Percentage

         For the 1997 Plan Year, the "prior year testing method", as defined in Internal Revenue Service Notice 98-1 (1998-3 I.R.B. 42) (Notice 98-1), shall be used to determine excess Aggregate Contributions for the Plan Year. For Plan years commencing after December 31, 1997, the Administrator elects to use "current year testing method" for determining Excess Aggregate Contributions, as defined in Notice 98-1, until changed by the Administrator in accordance with Notice 98-1.

         The point spread indicated as permissive when the Contribution Percentage for the Unrestricted 401(m) Employees as a group is between zero percent (0%) and eight percent (8%) is automatically reduced to the extent necessary to comply with any Treasury regulations

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

promulgated pursuant to Code section 401(m)(9), such as regulations to prevent the multiple use of that alternative limitation for any Highly Compensated Employee.

         (b) This Plan section is operative only upon announcement by the Plan Administrator. The Administrator may change the method of determining the contribution limitations that apply to the Plan by comparing current year data for Restricted 401(m) Employees to prior year data for Unrestricted 401(m) Employees in accordance with section 401(m)(2)(A) of the Code and any pronouncements by the Secretary of the Treasury, including Notice 98-1. Such change shall be effective for any Plan Year announced by the Administrator.

         (c) To meet the limitations of this Plan section, to avoid discrimination prohibited by Code section 401(a)(4), to prevent the creation of Excess Aggregate Contributions for purposes of Code section 401(m), or, if it is otherwise necessary to do so, to preserve the Plan's status as a qualified plan, the Company may adjust or reject altogether any Member's After-Tax Election or the Company may make an additional contribution to the Plan for a Plan Year for the benefit of designated Unrestricted 401(m) Employees. This additional contribution will be treated for all purposes as a Matching Contribution and will be allocated (as determined by the Company for that Plan Year) either as a designated percentage of such Employees' After-Tax Contributions or Pre-Tax Contribution allocations for that Plan Year or on a pro rata basis according to their Compensation for the Plan Year.

         (d) For purposes of this Plan section, the Contribution Percentage for any Member who is a Restricted 401(m) Employee and who is eligible to have After-Tax and Matching Contributions allocated to his Account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k), that are maintained by an Affiliate, shall be determined as if the After-Tax and Matching Contributions were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

         (e) In the event that the Plan satisfies requirements of Code section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with the Plan, then this Plan section shall be applied by determining the Contribution Percentages of Members as if all such plans were a single plan. For Plan Years beginning after December 31, 1988, the Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year and use the same testing method.

3.12.    USERRA Contributions

         (a) Restoration Contributions. A Member who is reemployed by the Company after a period of Military Leave and whose reemployment satisfies the provisions of USERRA shall be

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

entitled to a Discretionary Company Contribution equal to the amount the Company would have contributed on behalf of the Member had the Member not incurred Military Leave. A Member who is reemployed by the Company after a period of Military Leave, whose reemployment satisfies the provisions of USERRA, and who elects to make Pre-Tax Restoration Contributions shall be entitled to a Matching Contribution equal to the amount the Company would have contributed on behalf of the Member had the Member not incurred Military Leave and had the Member's Pre-Tax Restoration Contributions and After-Tax Restoration Contributions actually been made during the period of Military Leave to which such Matching Contributions relate. Earnings and forfeitures shall not be considered in determining the Company's obligation under this Plan section.

         (b) After-Tax Restoration Contributions. During the Account Restoration Period, a Member may make After-Tax Restoration Contributions to the Plan totalling an amount not greater than the After-Tax Contributions the Member could have made to the Plan had the Member not incurred a period of Military Leave. After-Tax Restoration Contributions may be in addition to any other contributions, including After-Tax Contributions, that the Member may make to the Plan upon his or her return from Military Leave. The determination of Compensation shall be made in the same manner as described in subsection (c).

         (c) Pre-Tax Restoration Contributions. Pre-Tax Restoration Contributions are contributions made to the Plan by the Company, at the election of the Member in lieu of cash Compensation and pursuant to a salary reduction election or other mechanism. A Member's Pre-Tax Restoration Contributions shall not exceed the amount of Base Pay that the Member could have deferred under the Plan during his or her Military Leave had the Member remained employed by the Company during the Military Leave. For purposes of determining the maximum amount of Pre-Tax Restoration Contributions, a Member shall be treated as having received Compensation equal to either (i) the Compensation the Member would have received during the period of Military Leave had the Member not incurred Military Leave, determined based on the rate of pay the Member would have received from the Company but for the absence during Military Leave, or (ii) if the Compensation the Member would have received during the period of Military Leave is not reasonably certain, the Member's average Compensation during the twelve (12) month period immediately preceding the Military Leave (or, if shorter, the period of employment immediately preceding the Military Leave).

         (d) Account Restoration. Notwithstanding any provision of the Plan to the contrary and in addition to any other contributions to the Plan, a Member may cause Restoration Contributions to be made on his or her behalf only during the Account Restoration Period.

         (e) Account Restoration Period. The duration of a Member's Account Restoration Period shall equal the lesser of (i) the product of three and the duration of the Military Leave (measured in fractions of years), and (ii) five
(5) years. The Account Restoration Period commences on the date the Member becomes reemployed by a Company following Military Leave.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


                                   ARTICLE IV
                                   ALLOCATIONS

4.01.    Establishment of Accounts

         (a) The Administrator shall establish and maintain a separate Account for each Member of the Plan. A Member's separate Account shall be divided, as applicable, into an After-Tax Account, a Pre-Tax Account, a Matching Account, a Discretionary Account and a Rollover Account. The Administrator must credit and debit all appropriate amounts, including credits or charges with its share of contributions, net earnings, realized and unrealized gains or losses of the applicable investment fund and distributions, to the applicable Account.

         (b) As required for appropriate record-keeping, the Administrator may establish and name additional Accounts or sub-accounts for each Member.

         (c) The Administrator must establish a suspense account whenever required by Plan article VIII. The suspense account is not a Member's Account, but it is credited with Trust Fund earnings and losses in the same way as a Member's Account is credited.

4.02.    Allocation of After-Tax Contributions

         A Member's After-Tax Contributions for a Payroll Period shall be credited to the Member's After-Tax Account balance as soon as practicable following the end of that Payroll Period.

4.03.    Allocation of Pre-Tax Contributions

         The Company's Pre-Tax Contributions on behalf of a Member for a Payroll Period shall be credited to the Member's Pre-Tax Account balance as soon as practicable following the end of that Payroll Period.

4.04.    Allocation of Matching Contributions

         The Company's Matching Contribution on behalf of a Member for a Payroll Period shall be allocated to the Member's Matching Account balance as soon as practicable following that Payroll Period.

4.05.    Allocation of Discretionary Contributions and Special Contributions

         (a) For any Plan Year in which the Company makes a Discretionary Contribution designated as an additional Matching Contribution, such contribution will be allocated to the Matching Accounts of Unrestricted 401(m) Employees based on their Regular After-Tax Contributions or Regular Pre-Tax Contribution allocations for that Plan Year. Any other Discretionary Contribution will be allocated, as of the last Valuation Date of the Plan Year, to

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


Discretionary Accounts of designated Members who are not Highly Compensated Employees for such Plan Year based on the ratio of each such Employee's Compensation for the Plan Year to the total Compensation of all such Employees for the Plan Year.

         (b) For any Plan Year in which the Company makes a Special Contribution, such Contribution will be allocated to the Pre-Tax Contribution Accounts of Unrestricted 401(k) Employees on a pro rata basis according to their Compensation for the Plan Year.

4.06.    Allocation of Rollover Contributions

         The Rollover Contributions of any Member must be allocated to his Rollover Account.

4.07.    Excess Deferrals

         (a) If a Member's Pre-Tax Election has caused that Member to have an Excess Deferral under this Plan or any other qualified plan or deferral mechanism, the Member qualifies for a distribution according to this section if he allocates his Excess Deferrals among this Plan and those other qualified plans or mechanisms no later than the first March 1 following the close of his taxable year during which he made Excess Deferrals. A Member's allocation for this Plan according to this Plan section is accomplished when the Member delivers to the Employee Benefits Section a written form showing the Member's total Excess Deferrals for the year and the portion of the total that he has allocated to this Plan. The Administrator may require that the submitted form contain any other facts or representations that it finds useful in applying this Plan section, and it may require any oaths or indemnifications for the Plan that it determines to be necessary to assure that the Plan is protected from that Member's errors or misrepresentations. A Member who has made elective deferrals (as described in Code section 402(g)) to a plan of an employer who is not an Affiliate may assign to this Plan any Excess Deferrals made during the Member's taxable year by notifying the Administrator on or before the date announced by the Administrator of the amount of Excess Deferrals to be assigned to the Plan. If the Administrator determines that a Member has satisfied this Plan section's requirements, it may cause the Trustee to distribute to that Member no later than the first April 15 following that March 1 from that Member's Pre-Tax Account any amount that does not exceed the lesser of that year's Pre-Tax Contributions allocated to that Member's Pre-Tax Account or the amount allocated by that Member as this Plan's share of his Excess Deferrals.

         (b) Excess Deferrals that are distributed in accordance with this Plan section shall be adjusted for any income, gain or loss credited to the Member's Pre-Tax Account as of the Valuation Date coincident with the date of distribution. Income, gain or loss allocable to Excess Deferrals for a Plan Year shall be calculated in accordance with Plan section 6.03.

4.08.    Excess Pre-Tax Contributions

         (a) If there are Excess Pre-Tax Contributions for a Plan Year, the provisions of subsection (b) will be applied first and then the Administrator must apply the provisions of

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


subsections (c) and (d) and any additional choices available under the Treasury regulations to Code section 401(k)(8).

         (b) To the extent that it is not inconsistent with Treasury regulations, and within the limitations of Plan section 3.01, the Administrator must treat, solely for federal income tax purposes, all or a portion of the Excess Pre-Tax Contribution amounts that would be distributed to a Highly Compensated Employee if the provisions of subsections (d) and (e) were applied without regard to this subsection as having been distributed to him and contributed to his After-Tax Account as an After-Tax Contribution. This deemed contribution must occur before the close of the Plan Year immediately after the Plan Year during which the Excess Pre-Tax Contribution was allocated. Such deemed contributions shall continue to be subject to the distribution restrictions of Plan section 7.07 and shall be treated as a Company contribution for purposes of Code section 404.

         (c) After application of subsection (b), distributions of Excess Pre-Tax Contributions shall be made to Highly Compensated Employees pursuant to the following steps:

               (1) First, the dollar amount of Excess Pre-Tax Contributions attributable to each affected Highly Compensated Employee is determined as follows:

                     (A) Highly Compensated Employees are listed in order of
               descending ADPs, as if on an individual basis.

                     (B) The dollar amount of Excess Pre-Tax Contributions
               attributable to each affected Highly Compensated Employee is determined by reducing the ADP of the Highly Compensated Employee with the highest of such percentages to cause the Employee's ADP to equal the ADP of the Highly Compensated Employee with the next highest ADP. If a lesser reduction would cause the total amount reduced under this subparagraph to equal the Excess Pre-Tax Contribution, only the lesser reduction is made. This procedure is repeated until the total Excess Pre-Tax Contribution for the Plan Year is determined in accordance with the table of Plan section 3.07.

               (2) Second, the total of the dollar amounts of the Excess Pre-Tax Contribution attributable to each Highly Compensated Employee is determined.

               (3) Third, the Pre-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions are reduced by the amount required to cause that Highly Compensated Employee's Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. If a lesser reduction when added to the total dollar amount already distributed under this step,

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


         would equal the total Excess Pre-Tax Contributions, the lesser reduction amount is distributed.

             (4) If the total amount distributed is less than the total Excess Pre-Tax Contribution, step (3) above is repeated.

         (d) For each Highly Compensated Employee as to his portion (if any) of the Excess Pre-Tax Contributions, the Administrator may cause the Trustee to distribute up to the entire amount of that Member's portion of the Excess Pre-Tax Contributions (and any income allocable to such contributions under subsection (e)) to that Highly Compensated Employee. Any such distribution must occur before the close of the Plan Year immediately after the Plan Year for which the Excess Pre-Tax Contributions were allocated. Any distribution of Excess Pre-Tax Contributions (and income) may be made without regard to any other provisions of law.

         (e) Excess Pre-Tax Contributions that are distributed in accordance with subsections (c) and (d) of this Plan section shall be adjusted for any income, gain or loss credited to the Member's Pre-Tax Account as of the Valuation Date coincident with or immediately preceding the date of distribution. Income, gain or loss allocable to Excess Pre-Tax Contributions for a Plan Year shall be calculated in accordance with Plan section 6.03.

4.09.    Excess Aggregate Contributions

         (a) If there are Excess Aggregate Contributions for a Plan Year, no later than the last day of the next Plan Year, the Administrator may implement the provisions of this Plan section and take any other action permissible according to Code section 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions.

         (b) Distributions of Excess Aggregate Contributions shall be made to Highly Compensated Employees pursuant to the following steps:

             (1) First, the dollar amount of Excess Aggregate Contributions for each affected Highly Compensated Employee is determined as follows:

                 (A) Highly Compensated Employees are listed in order of
             descending Contribution Percentages, as if on an individual basis.

                 (B) The dollar amount of Excess Aggregate Contributions
             attributable to each affected Highly Compensated Employee is determined by reducing the Contribution Percentage of the Highly Compensated Employee with the highest of such percentages to cause the Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. If a lesser reduction would cause the total amount reduced under this paragraph to equal the total Excess Aggregate

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


                 Contributions, only the lesser reduction is made. This procedure is repeated until the total Excess Aggregate Contributions for the Plan Year is determined in accordance with the table of Plan section 3.11.

                 (2) Second, the total of the dollar amounts of the Excess
             Aggregate Contribution attributable to each Highly Compensated Employee is determined.

                 (3) Third, the contributions of the Highly Compensated Employee with the highest dollar amount of Excess Aggregate Contributions are reduced by the amount required to cause that Highly Compensated Employee's Contributions to equal the dollar amount of the Contributions of the Highly Compensated Employee with the next highest dollar amount of Excess Aggregate Contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. If a lesser reduction when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is distributed.

                 (4) If the total amount distributed is less than the total
             Excess Aggregate Contribution, step (3) above is repeated.

             (c) Excess Aggregate Contributions that are distributed in accordance with subsection (b) of this Plan section shall be adjusted for any income, gain or loss credited to the Member's Matching Contribution Account, After-Tax Account and Pre-Tax Account, as applicable, as of the Valuation Date coincident with or immediately preceding the date of distribution. Income, gain or loss allocable to Excess Aggregate Contributions for a Plan Year shall be calculated in accordance with Plan section 6.03.

             (d) The Administrator must determine the amount of Excess Aggregate Contributions after first determining the amount of Excess Deferrals and second, after determining the amount of Excess Pre-Tax Contributions and causing those Excess Deferrals and Excess Pre-Tax Contributions to be adjusted, as authorized in Code sections 401(k)(8) and 402(g).

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


                                    ARTICLE V
                                   INVESTMENTS

5.01.    Effective Date

         The provisions of this article are effective as of November 1, 1997.

5.02.    Investment Funds

         The Trust Fund shall be comprised of the Pooled Investment Funds and Stock Funds described in Exhibit II. The Board of Directors of Ethyl Corporation or its delegatees may add or delete Investment Funds from time to time. Members shall be given notice of all changes in Investment Funds offered under this section. The availability of Investment Funds shall be administered on a uniform and nondiscriminatory basis with respect to all similarly situated Members.

5.03.    Investment of Matching and Discretionary Contributions

         (a) Except as provided in subsections (b) and (c), a Member may not direct the investment of amounts allocated to his Matching and Discretionary Accounts. All Matching and Discretionary Contributions made to the Plan on or after May 1, 1983, shall be invested in the Ethyl Stock Fund.

         (b) A Member may request the liquidation and transfer of all or part of his investment in the Ethyl Stock Fund attributable to Matching Contributions paid to the Plan on his behalf prior to May 1, 1983, from that Investment Fund to an alternate Investment Fund in accordance with the applicable provisions of Plan section 5.05.

         (c) A Member may request the liquidation and transfer of all or part of his investment in the Ethyl Stock Fund attributable to Matching and Discretionary Contributions paid to the Plan on his behalf on or after May 1, 1983, from that Investment Fund to an alternate Investment Fund. Transfers pursuant to this subsection (c) shall be made at such time and in such manner as may be prescribed by the Company from time to time as provided for Member directed investments under Plan section 5.05. Only one such transfer from the Ethyl Stock Fund (whether it be full or partial) shall be permitted during any one period of employment of the Member by the Company. For purposes of this restriction, a period of employment will be deemed to end when a Member's account is distributed to him in accordance with Plan section 7.01 or 7.02.

5.04.    Member Directed Investments

         (a) Each Member shall have the opportunity to direct the investment of his Directed Accounts in accordance with this Plan section. The provisions of this Plan section are intended to satisfy the requirements of ERISA section 404(c) and the regulations promulgated thereunder. Under the terms of this Plan section, each Member will have a reasonable opportunity to give

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


investment instructions to the Administrator or his delegatee. The Administrator or his delegatee is obligated to comply with such instructions except as provided in subsection (g), provided that the instructions are in accordance with the procedures governing investment elections. A Member who directs the investment of his Directed Accounts in accordance with this Plan section shall not be deemed to be a fiduciary of the Plan (as defined in ERISA section 3(21)). In addition, no fiduciary with respect to the Plan shall be liable for any breach of Title I of ERISA as a result of a Member's investment direction.

         (b) Except as provided in subsections (c), (d) and (g), a Member may direct the investment of his Directed Accounts into any of the Investment Funds in accordance with the investment election procedures described in the following subsections.

         (c) Each Member may elect to invest his future After-Tax Contributions, Pre-Tax Contributions and Rollover Contributions allocable to his Account in increments of one percent (1%). Investment elections may be made at such time and in such manner as the Company may from time to time prescribe on a uniform and nondiscriminatory basis with respect to all similarly situated Members; provided, however, that the Company may impose such restrictions on the time and manner of investment elections as may be necessary to comply with the requirements of the Securities and Exchange Act of 1934. Any such investment election shall be deemed to continue until a notice of change is received by the recordkeeper or its delegatees. A Member's directions must cover the entire amount of his future After-Tax Contributions, Pre-Tax Contributions and Rollover Contributions.

         (d) A Member may, in addition to the election under subsection (c), elect to liquidate and transfer all or part of his investment in the Pooled Investment Funds, the Ethyl Stock Fund (excluding Matching and Discretionary Contributions that were allocated to the Ethyl Stock Fund on or after May 1, 1983, pursuant to Plan section 5.03), the Tredegar Stock Fund, or the Albemarle Stock Fund to an alternate Investment Fund. A Member may effect a transfer at such time and in such manner as may be prescribed by the Company from time to time on a uniform and nondiscriminatory basis with respect to similarly situated Members; provided, however, that the Company may impose such restrictions on the time and manner of transfer elections as may be necessary to comply with requirements of the Securities and Exchange Act of 1934. Transfer elections shall be based on the value of the Member's Account in the applicable Investment Fund as of the Valuation Date coincident with or immediately preceding the date all or part of his interest is liquidated and, if later, the Valuation Date coincident with or immediately preceding the date amounts are reinvested upon settlement of accounts.

         (e) The Administrator shall provide Members with sufficient information concerning the Investment Funds to permit them to make informed investment decisions. Alternatively, the Administrator may provide Members with directions as to how such investment information may be obtained.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002

     (f) A Member's Directed Accounts may be charged for the reasonable expenses of carrying out his investment directions, provided that reasonable procedures are established to inform the Member of any such charges.

     (g) The Trustee may decline to follow any Member direction under this Plan section which, if implemented

         (1) would not be in accordance with the documents and instruments governing the Plan, insofar as such documents are consistent with Title I of ERISA;

         (2) would cause the Trustee to maintain an indicia of ownership of any asset of the Plan outside the jurisdiction of the district courts other than as permitted by ERISA section 404(b);

         (3) would jeopardize the Plan's tax-qualified status under Code section 401(a);

         (4) would result in a direct or indirect: (i) sale, exchange or lease of property between the Company and the Plan (other than a purchase or sale of Ethyl Corporation common stock that satisfies subsection (i)); (ii) loan to the Company or an Affiliate; (iii) acquisition or sale of any employer real property; or (iv) acquisition or sale of any employer security (as defined in ERISA section 407(d)(1)) except to the extent that the acquisition of such security satisfies subsection (i);

         (5) would result in a prohibited transaction described in ERISA section 406 or Code section 4975;

         (6) would result in a loss in excess of the Member's Account balance;
or

         (7) would generate income that would be taxable to the Plan.

     (h) If a Member terminates employment on account of death, the Trustee shall, to the extent consistent with its fiduciary duties under ERISA section 404(c), invest any amounts remaining in the Member's Directed Accounts among the various Investment Funds in accordance with the Member's instructions in effect on the date of his death until such time as the Member's Account may be distributed to his Beneficiary pursuant to Plan section 7.01.

     (i) A Member may direct all or a portion of his Directed Accounts in Ethyl Corporation common stock provided that:

         (1) Ethyl Corporation common stock is a qualifying employer security as defined in ERISA section 407(d)(3);

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (2) Ethyl Corporation common stock is traded on a national securities exchange or other securities market;

         (3) Ethyl Corporation common stock is traded with sufficient frequency and in sufficient volume to assure that Member directions to buy or sell the security may be acted upon promptly and efficiently;

         (4) the same information provided to shareholders of Ethyl Corporation common stock is provided to Members who invest in such Ethyl Corporation common stock;

         (5) voting, tender and similar rights with respect to Ethyl Corporation common stock are passed through to Members;

         (6) information relating to the purchase, holding, and sale of Ethyl Corporation common stock and the exercise of voting, tender and similar rights with respect to such securities by Members is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; and

         (7) Ethyl Corporation designates a fiduciary who is responsible for ensuring that (i) the procedures required in paragraph (4) above are sufficient to safeguard the confidentiality of the information described in that paragraph; (ii) such procedures are being followed; and (iii) an independent fiduciary (who is not affiliated with a Company) is designated or appointed to carry out activities relating to any situation which the fiduciary designated for purposes of this paragraph determines involve a potential for undue influence upon Members by any Company with regard to the direct or indirect exercise of shareholder rights.

Absent the designation of a fiduciary in accordance with this subsection on or before the prescribed date, Ethyl Corporation is designated as the fiduciary and shall continue as such, until it appoints a successor. Ethyl Corporation shall retain the right to appoint and remove both the fiduciary required by this Plan section and any independent fiduciary appointed pursuant to paragraph (7). If Ethyl Corporation fails to appoint an independent fiduciary hereunder in circumstances which the Trustee believes warrants such appointment, the Trustee may request Ethyl Corporation to do so and Ethyl Corporation shall either make such appointment or Ethyl Corporation shall appoint a successor Trustee.

     (j) For purposes of this Plan section the term "Directed Accounts" shall refer to a Member's After-Tax Account, Pre-Tax Account, Rollover Account and the portion of such Member's Matching Account attributable to Matching Contributions paid to the Plan on the Member's behalf prior to May 1, 1983, and the portion of his Matching Account or Discretionary Account that represents his investment in the Albemarle Stock Fund or the Tredegar Stock Fund.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

5.05. Transfer Procedures

      (a) If a Member elects to transfer less than the full amount of his investment in a particular Investment Fund as provided in Plan sections 5.03 and 5.04, the amount transferred will be charged against his accounts invested in that Fund as follows:

          (1) For all Investment Funds other than the Ethyl Stock Fund, the amount transferred shall be taken on a pro rata basis, as of the applicable Valuation Date, from amounts allocated to all his Accounts, as applicable.

          (2) For the Ethyl Stock Fund, the amount transferred shall be taken on a pro rata basis, as of the applicable Valuation Date, from amounts allocated to all Accounts other than the Post-83 Match Account.

          (3) A Member may transfer the amounts allocated to his Post-83 Match Account in the Ethyl Stock Fund only in accordance with the provisions of Plan section 5.03(c).

      (b) In order to complete transfer transactions described in Plan sections
5.03 and 5.04 and this Plan section, the Trustee shall purchase and sell, at current market rates, units of participation in the Pooled Investment Funds and shares of common stock held in the Stock Funds. When the Trustee sells units of participation or shares of common stock to effect a transfer of a Member's interest from one Investment Fund to another Investment Fund, the Trustee shall not reinvest the proceeds from such sale until after the settlement date.

5.06. Investment of Income

      Income collected by the Trustee in the Pooled Investment Funds shall be reinvested in the fund to which it relates. Dividends on the Stock Funds and earnings on temporary investments of cash in such Stock Funds shall be reinvested in the Stock Fund to which they relate.

5.07. Warrants, Rights and Options

      A Member shall have the right to request, direct or demand the Trustee to exercise on his behalf any rights, warrants or options issued with respect to common stock allocated to his Account in the Stock Funds and the Trustee shall exercise or sell any such rights, warrants or options in accordance with the Member's directions. A Member shall not have the right to request, direct or demand the Trustee to exercise on his behalf any rights, warrants or options issued with respect to other securities credited to his Account and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options. In the event warrants, rights or options are exercised or sold under this subsection, each Member's Account shall be credited with its proportionate share of the proceeds.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

5.08. Voting Rights

      (a) All voting rights with respect to securities in the respective investments shall be exercised by the Trustee or by such proxies as the Trustee may select.

      (b) Voting rights with respect to common stock in the Stock Funds shall be exercised as provided in this subsection. When and to the extent voting rights may be exercised by holders of such common stock, the Administrator will cause to be mailed to each Member who has a portion of his Account invested in the applicable specified fund, copies of the same proxy material as is sent to stockholders of Ethyl Corporation, Albemarle Corporation or Tredegar Industries, Inc. as applicable, with the request that the Member give voting instructions to the Trustee with respect to the number of shares of common stock in his Account as of the Valuation Date coincident with the record date for such stockholder meeting. When instructions are received, the Trustee shall vote such shares in accordance therewith. Any shares of common stock credited to a Member's Account as of the applicable Valuation Date for which the Trustee receives no voting instructions or shares of common stock which are held by the Trustee and are not credited to any Member's Account as of the applicable Valuation Date shall, to the extent consistent with its fiduciary duties under ERISA section 404, be voted by the Trustee in accordance with the recommendations of management contained in such proxy material. If the Trustee receives instructions for fractional shares of common stock, the Trustee shall aggregate like instructions for such fractional shares to the extent possible and vote the aggregated shares according to the Member's instructions.

      (c) Voting rights with respect to the Investment Funds shall be exercised by the Trustee, as directed by the Committee.

5.09. Tender or Exchange Rights

      (a) The limitations of Plan sections 5.03, 5.04 and 5.05 to the contrary notwithstanding, each Member may, to the extent that his Account is invested in the Stock Funds as of the Valuation Date coincident with the record date, direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. To the extent consistent with its fiduciary duties under ERISA section 404, the Trustee shall respond in accordance with the instructions so received. The Trustee shall distribute or cause to be distributed to each Member such information as will be distributed to stockholders in connection with any such tender or exchange offer, together with a form requesting the Member's confidential instructions on whether or not such shares will be tendered or exchanged. To the extent consistent with its fiduciary duties under ERISA section 404, the Trustee shall not tender or exchange any shares of common stock credited to a Member's Account as of the applicable Valuation Date for which the Trustee does not receive timely direction as to the manner in which to respond to a tender or exchange offer. Any shares of common stock that are held by the Trustee which are not credited to a Member's Account as of the applicable Valuation Date shall, to the extent consistent with its fiduciary duties under ERISA section 404, be tendered or

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

exchanged by the Trustee proportionally in the same manner as are shares tendered or exchanged with respect to which Members have the right of direction.

      (b) Cash proceeds received in a tender or exchange offer of Ethyl Corporation common stock, Tredegar Industries, Inc. common stock or Albemarle Corporation common stock credited to a Member's Account pursuant to this Plan section shall be invested in the Merrill Lynch Retirement Preservation Trust or such other Investment Fund announced by the Administrator, until directed otherwise by the Member. Non-cash proceeds received in a tender or exchange pursuant to this Plan section shall be held in such manner as may be prescribed by the Company from time to time on a uniform and nondiscriminatory basis with respect to similarly situated Members.

5.10. Other Provisions Applicable to Funds

      (a) The fact that a security is available for investment under the Plan shall not be construed as a recommendation for its purchase, and each Member's selection as to an Investment Fund will be solely the responsibility of the Member.

      (b) Except as provided in this article, all other rights of legal ownership with respect to securities in the respective investments shall be exercised by the Trustee.

      (c) When incurred, brokerage commissions, transfer taxes and other charges, and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be.

      (d) No less frequently than annually a report will be given to each Member showing the value of his interest in each Investment Fund.

      (e) All securities in the Investment Funds will be held in the name of the Trustee or its nominee.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE VI
                            VALUATION AND ACCOUNTING

6.01. Valuation of Accounts

      Members' Accounts shall be valued, pursuant to the remaining provisions of this article, as of each Valuation Date using the fair market value of the Investment Funds as reported in writing by the Trustee.

6.02. Allocation of Contributions Between Investment Funds

      Contributions allocated to a Member's Account as of any Valuation Date shall be divided by the Administrator between the Investment Funds in accordance with the provisions of Plan article V.

6.03. Allocation of Income and Gains and Losses

      (a) Cash dividends paid on shares of stock included in the Stock Funds shall be used to purchase additional shares of such stock and allocated to each Member's Account on the basis of the number of shares of stock in each Account as of the Valuation Date coincident with the ex-dividend date.

      (b) The value of shares of stock in the Stock Funds shall increase or decrease to reflect any unrealized profits or losses that may have been sustained.

      (c) Before crediting the amounts allocated to any Member for each Valuation Date under Plan section 6.02, each Member's Account shall be adjusted as of each Valuation Date to reflect all income received or accrued, realized and unrealized profits, all charges and expenses, and any realized or unrealized losses which may have been sustained with respect to the Pooled Investment Funds in accordance with such procedures as may be established by the Administrator for appropriate record-keeping.

6.04. Allocation of Shares of Stock

      (a) Shares of stock purchased by the Trustee for investment in the Stock Funds shall be allocated to each Member's account in such Funds based on the average purchase price paid by the Trustee for such shares.

      (b) Shares acquired by dividends, stock splits or other such divisions shall be allocated to the Member's Account on the basis of the number of shares of stock in each such Account as of the Valuation Date coincident with the ex-dividend date of such dividend, split, or other division.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                  ARTICLE VII
                            VESTING AND DISTRIBUTIONS

7.01. Plan Termination, Death, Permanent and Total Disability, Retirement

      In the event of termination of the Plan or a Member's termination of employment by reason of death, qualification for Permanent and Total Disability or retirement, the value of the Member's Matching and Discretionary Accounts shall be one hundred percent (100%) vested. Subject to Plan section 7.03, the Plan shall pay to the Member or his Beneficiary, as the case may be, the total value of the Member's Account as soon as administratively practicable after his termination of employment. The total value of the Member's Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution. Notwithstanding the foregoing, a distribution under this Plan section shall not be made if restricted by Plan section 7.07.

7.02. Other Separation

      (a) In the event of termination of employment for reasons other than death, retirement or qualification for Permanent and Total Disability, the Plan shall pay to the Member the value of his After-Tax, Pre-Tax, and Rollover Accounts plus the value arising from the vested portion of his Matching and Discretionary Accounts. Subject to Plan section 7.03, the Plan shall pay to the Member the value of his vested Account described in the preceding sentence as soon as administratively practicable after his termination of employment. The value of the Member's vested Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

      (b) A distribution cannot be made pursuant to this Plan section or Plan section 7.01, if, at the time of the distribution, the Member is again employed by the Company, unless the distribution is by reason of Plan termination (provided such distribution is not restricted by Plan section 7.07).

      (c) Effective for Plan Years prior to January 1, 2002, Matching and Discretionary Accounts become vested according to the following table:

                 Completed             Vested Percentage
              Years of Service            of Accounts
              ----------------            -----------
                Less than 3                    0%
             3 but less than 4                60%
             4 but less than 5                80%
                 5 or more                   100%

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

     (d) Effective for Plan Years beginning on or after January 1, 2002, Matching and Discretionary Accounts become vested according to the following schedule:

                  Completed             Vested Percentage
               Years of Service            of Accounts
               ----------------            -----------
                 Less than 2                    0%
              2 but less than 3                20
              3 but less than 4                60%
              4 but less than 5                80%
                 5 or more                    100%

     (e) A Member shall also be fully vested in his Matching and Discretionary Accounts upon attainment of Normal Retirement Age while in the active employ of the Company.

     (f) If a Member terminates employment with the Company and is reemployed as an Employee, the following rules apply:

         (1) If a Member is reemployed after incurring a Break in Service but before incurring five (5) consecutive one-year Breaks in Service, his vested interest in his Matching and Discretionary Accounts is determined based on his Years of Service before the Break in Service and his Years of Service after the Break in Service.

         (2) If a Member is reemployed after incurring five (5) or more consecutive one-year Breaks in Service, all Years of Service after such Breaks in Service shall be disregarded for purposes of determining such Member's vested interest in his pre-break Matching and Discretionary Accounts. For purposes of determining such Member's vested interest in his post-break Matching and Discretionary Account, he retains his Years of Service for his service before the Breaks in Service only if he had a vested interest in his Matching or Discretionary Account at the time of his termination of employment.

     (g) If a Member terminates his employment and does not receive a distribution, the non-vested portion of his Matching and Discretionary Account will be retained in the Plan until such time as such Member first incurs five
(5) consecutive one-year Breaks in Service, at which time such non-vested portion shall be forfeited. Until forfeited, a Member's vested interest in such Accounts at any subsequent date shall be determined according to the following formula

                                (P) (AB + D) - D

where P is his vested percentage as of the date of determination; AB equals his total Account balance as of the date of determination; and D is the amount of any distribution he received at his earlier separation from service.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

      (h) If a Member terminates employment and receives a distribution, the non-vested portion of his Matching and Discretionary Accounts will be forfeited as of the Valuation Date coincident with or immediately following the date of distribution. If the Member is later reemployed and resumes participation in the Plan, the value of the non-vested portion of his Matching and Discretionary Account that was forfeited pursuant to this subsection will be reinstated to its value as of the date of forfeiture, without adjustment for any subsequent gains or losses of the Trust Fund, if the Member repays in cash in a lump sum the entire amount distributed to him before the earlier of five (5) years after the Member's reemployment date or the date he incurs five (5) consecutive one-year Breaks in Service following the date of distribution. If the Member's Account is not reinstated, then all Years of Service prior to such Breaks will be disregarded.

      (i) In the case of a terminated Member whose vested interest in his Matching and Discretionary Account is zero, such Member shall be deemed to have received a distribution of such vested Account balance and the Member's non-vested Matching and Discretionary Account balance shall be forfeited as of the Valuation Date coincident with or immediately following the Member's termination of employment.

      (j) The value of the portion of a Matching or Discretionary Account that is forfeited shall be determined as of the Valuation Date coincident with or immediately preceding the date such forfeitures are credited against Company Matching Contributions due under Plan section 3.08.

7.03. Timing of Distributions

      (a) If, as of the applicable Valuation Date until December 31, 1997, the value of the vested portion of a terminated Member's Account exceeds $3,500 (or has exceeded $3,500 at the time of any prior distribution), the Member must consent to receive a distribution under section 7.01 or 7.02 in accordance with the procedures set forth below. Effective January 1, 1998, $3,500 is replaced with $5,000 in the preceding sentence for Members who terminate on or after January 1, 1998, or for former Members whose vested Account did not exceed $5,000 on January 1, 1998.

          (1) Except as provided in the following sentences, a Member's Annuity Starting Date is a date that is at least thirty (30) days but not more than ninety (90) days after his Information Date. A Member may affirmatively elect to waive the minimum thirty (30) day period, provided that he receives adequate information describing his right to a thirty
      (30) day election period and may revoke such affirmative election until his Annuity Starting Date.

          (2) On his Information Date, a Member shall be given a written notice (by first class mail or personal delivery), which describes the following:
      (i) the form of benefit payment under Plan section 7.04; (ii) the Member's right to defer receipt of the distribution until such time as his Account is distributable without his consent; and

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

      (iii) the Member's right to a period of thirty (30) days after receipt of the notice to elect a particular distribution option. After receipt of the notice required by this subsection, the terminated Member must consent in writing to receive a distribution. Such distribution may commence fewer than thirty (30) days after the notice required by this subsection is given provided that the Member elects in writing to receive such distribution.

          (3) If, after his Information Date, the terminated Member does not consent to receive a distribution pursuant to Plan section 7.04, the distribution of his Account will be postponed until the date on which the Account is no longer immediately distributable. A Member's Account is immediately distributable prior to the earlier of (i) the Member's attainment of Normal Retirement Age or (ii) his death. The terminated Member's postponed distribution account will be held as part of the Trust Fund and will participate in the income, gains, and losses of the Trust on a proportionate basis.

          (4) Elections under Plan section 7.04 shall be made during the ninety
      (90) day period ending on the later of the Member's Annuity Starting Date or the date he receives the information described in subsection (a)(2), and shall take effect as of the Member's Annuity Starting Date. After the Annuity Starting Date, no further elections, changes in elections, or revocations of elections are permitted.

      (b) Effective January 1, 1997 and subject to the procedures set forth in this section 7.03, a Member who is employed by the Company on the April 1 following the calendar year in which the Member attains age seventy and one-half (70 1/2) may elect, in accordance with procedures established by the Administrator, to receive a distribution of his entire Account on such date or postpone distribution until his Required Beginning Date.

7.04. Form of Distribution

      Except as may otherwise be provided in Plan sections 7.06 and 7.07, payments from the Plan shall be in cash; provided, however, that a Member, Beneficiary or Alternate Payee may, to the extent possible, designate all or part of any distribution from the Stock Funds to be paid in whole shares of stock.

7.05. Qualified Domestic Relations Order Distributions

      (a) The Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering payments under a Qualified Domestic Relations Order. The Administrator must promptly notify the Member and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status. Within a reasonable period after it receives a domestic relations order, the Administrator must determine whether the order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of such determination.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

      (b) No amounts will be distributed by withdrawal or plan loan to the Member to whom a domestic relations order relates after the date on which the Administrator receives the order (or a modification of an order) for determination as a Qualified Domestic Relations Order and before the earlier of
(i) the expiration of the eighteen-month period beginning on that date; (ii) the date on which the Administrator determines that the order (or a modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Member's Account. The Administrator must separately account for the amounts that would have been payable to the Alternate Payee during the period described above if the order had been determined to be a Qualified Domestic Relations Order at the beginning of such period.

      (c) Notwithstanding any Plan provision to the contrary, the Alternate Payee shall receive payment of the amount awarded to him under the Qualified Domestic Relations Order as soon as practicable after the date of entry of the order, provided, however, that the amount paid to the Alternate Payee pursuant to the Qualified Domestic Relations Order shall not exceed the vested portion of the Member's Account, valued as of the Valuation Date coincident with or immediately preceding the date of entry of the order. The Qualified Domestic Relations Order may not specify a date of payment to the Alternate Payee that is later than the payment date specified under this subsection. Payment of amounts with respect to a Member who has not yet terminated employment is not to be considered to violate the prohibition on providing increased benefits in the Plan's definition of a Qualified Domestic Relations Order.

      (d) Payments made on behalf of the Alternate Payee shall be made in accordance with Plan section 7.04.

      (e) Unless otherwise specified in the Qualified Domestic Relations Order, payment to the Alternate Payee shall be charged pro rata against the Member's Accounts under the Plan, including earnings thereon.

      (f) If the Alternate Payee dies before receiving his interest in accordance with subsection (c), if any, in the Plan and unless otherwise specified in the Qualified Domestic Relations Order, such interest shall be paid to the first surviving class of the following successive preference beneficiaries as provided in Plan section 1.11: the Alternate Payee's (i) widow or widower; (ii) surviving children equally; (iii) surviving parents equally;
(iv) surviving brothers and sisters equally; or (v) the executor(s) or administrator(s) of the Alternate Payee's estate. Payment shall be made to the Alternate Payee's beneficiary or beneficiaries as soon as practicable after the Valuation Date coincident with or immediately following the date specified in the order.

      (g) If the Member dies before the Alternate Payee and before the Alternate Payee has received payment of his interest in this Plan in accordance with subsection (c) and unless otherwise specified in the Qualified Domestic Relations Order, the Alternate Payee shall be entitled to receive amounts from the Plan only to the extent that he is designated as the

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

Member's surviving spouse. Payment shall be made to the Alternate Payee as soon as practicable after the Valuation Date coincident with or immediately following the date specified in the order.

7.06. Withdrawals

      A Member may elect to withdraw cash amounts or shares of stock from his After-Tax Account, his Rollover Account and his Pre-Tax Account as provided below. A Member may elect to withdraw amounts from his After-Tax Account pursuant to subsection (a)(1) or his Pre-Tax Account pursuant to subsection
(b)(1) only once in each calendar month. Amounts allocated to a Member's Matching and Discretionary Accounts may not be withdrawn. Amounts reclassified under Plan section 4.08(b) may be withdrawn only pursuant to subsection (b). The withdrawal amount shall be paid to the Member as soon as practicable after the date such withdrawal is requested. A Member's request for a withdrawal must specify the order of payment from the Investment Funds. The Member's affected Accounts shall be valued as of the Valuation Date coincident with or immediately preceding the date amounts are paid to the Member. The Company may from time to time prescribe minimum notice periods and closing dates (for administrative convenience) for any withdrawal requests under this Plan section on a uniform and nondiscriminatory basis with respect to all similarly situated Members.

      (a) After-Tax Account Withdrawals

          (1) Partial withdrawals. A Member may, without penalty, withdraw up to seventy-five percent (75%) of the value of his After-Tax Account (except for amounts that were reclassified under Plan section 4.08(b)) as of the last Valuation Date of the immediately preceding Plan Year, determined as follows;

              (A) with respect to amounts invested in the Investment Funds, the Member shall specify the dollar amount to be withdrawn, and

              (B) with respect to amounts invested in the Stock Funds, the Member shall specify the number of shares of stock to be withdrawn or sold.

          (2) If the total value of the cash and shares specified to be withdrawn or the total value of the cash and cash proceeds from the shares specified to be sold exceeds the amount of withdrawable contributions, the excess shall be treated as attributable to the value of the shares withdrawn or sold from the Stock Funds, as applicable, and such excess shall be added to the Member's Account in the appropriate Investment Fund pro rata on the basis of the value of the shares of stock withdrawn or sold.

          (3) Total withdrawals. If a Member elects to withdraw an amount in excess of that available under paragraph (1), he must withdraw completely the net proceeds in his After-Tax Account determined as follows:

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

              (A) with respect to amounts invested in the Investment Funds, the total cash amount allocated to the Member's Account; plus

              (B) with respect to amounts invested in the Stock Funds, the total number of shares and cash allocated to the Member's separate account. A Member may elect to have the total number of shares allocated to his separate account in each specified Investment Fund sold and withdraw the net proceeds realized from the sale of such shares together with such cash allocated to the account.

          (4) At the beginning of the Payroll Period next following the effective date of a Total Withdrawal, the Member's contributions to the Plan shall be suspended for a period of twelve (12) months.

          (5) Basis recovery. A Member's After-Tax Contributions and earnings under the Plan are to be treated as a separate contract under Code section 72(d).

      (b) Pre-Tax Account Withdrawals

          (1) Post-age 59 1/2 withdrawals. The Member may, without penalty, withdraw all or any part of his Pre-Tax Account as of any Valuation Date following his attainment of age fifty-nine and one-half (59 1/2). A Member may make one such withdrawal each calendar month. Withdrawals shall be in cash except the Member may elect to withdraw whole shares of stock, to the extent possible, from the Stock Funds, as specified.

          (2) Hardship withdrawals. By filing the prescribed form with the Employee Benefits Section and upon proof of hardship, as defined below, a Member may withdraw an amount no greater than the current value of his previously unwithdrawn Pre-Tax Contributions allocated to his Pre-Tax Account or the current value of his Pre-Tax Account, if less. Withdrawals shall be in cash except that the Member may elect to withdraw whole shares of stock, to the extent possible, from the Stock Funds, as specified. If the total value of the cash and shares specified to be withdrawn or the total value of the cash and cash proceeds from the shares specified to be sold exceeds the amount of the requested withdrawal, the excess shall be treated as attributable to the value of the shares withdrawn or sold from the Stock Funds, as applicable, and such excess shall be added to the Member's Account in the appropriate Investment Fund pro rata on the basis of the value of the shares of stock withdrawn or sold. Hardship, for purposes of this subsection, means an immediate and heavy financial need of a Member that cannot be satisfied from other resources that are reasonably available to the Member. The following events constitute immediate and heavy financial need:

              (A) medical expenses described in Code section 213(d) previously incurred by the Member, the Member's spouse or any dependents of the Member

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

          (as defined in Code section 152) or as necessary for these persons to obtain medical care described in Code section 213(d);

              (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Member;

              (C) payment of tuition, related educational fees and room and board for the next twelve (12) months of post-secondary education for the Member, his spouse, children or dependents;

              (D) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

              (E) additional events as approved by the Secretary of the Treasury in regulations.

          (3) A distribution pursuant to this subsection must not be in excess of the amount of the immediate and heavy financial need of the Member, provided, however, that such distribution may include amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution.

          (4) A hardship distribution pursuant to this subsection cannot be made unless the following requirements are met:

              (A) the Member has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company;

              (B) the Member's Pre-Tax and After-Tax Elections under this Plan (and any other plan maintained by the Company as provided in Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)) will be suspended for six
          (6) months after receipt of the hardship distribution; and

              (C) the Member may not have Pre-Tax Contributions allocated to his Account for the Member's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such next taxable year less the amount of such Member's Pre-Tax Contribution allocations for the taxable year of the hardship distribution.

          (5) Any period of suspension required by subparagraph (C) and any other period of suspension required by the Plan will run concurrently.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


               (6) After the Administrator has determined the amount of a distribution that can be made pursuant to this subsection, the Administrator will direct the withdrawal as follows:

                     (A) with respect to such amounts invested in the Investment
               Funds, the Administrator shall specify the dollar amount to be withdrawn; and

                     (B) with respect to such amounts invested in the Stock
               Funds, the Administrator shall specify the number of shares to be sold such that net proceeds from such sale of shares equals the dollar amount that may be withdrawn.

         (c) Rollover Account Withdrawals. A Member may withdraw all or any part of his Rollover Account. Withdrawals shall be in cash except that the Member may elect to withdraw whole shares of stock, to the extent possible, from the Stock Funds, as specified. If the total value of the cash and shares specified to be withdrawn or the total value of the cash and cash proceeds from the shares specified to be sold exceeds the amount of the requested withdrawal, the excess shall be treated as attributable to the value of the shares withdrawn or sold from the Stock Funds, as applicable, and such excess shall be added to the Member's Account in the appropriate Investment Fund pro rata on the basis of the value of the shares of stock withdrawn or sold.

7.07.    Pre-Tax Account Distribution Restrictions

         Except for payments to an Alternate Payee under a Qualified Domestic Relations Order, a distribution from a Member's Pre-Tax Account, from amounts reclassified under Plan section 4.08(b), is not permitted until after one of the following events have occurred:

         (a) the Member has died;

         (b) the Member has become disabled (either Totally or Permanently Disabled, or disabled within the meaning of Code section 72(m)(7) or under any other definition of disability consistent with Code section 401(k)(2)(B));

         (c) the Member has retired or otherwise terminated employment with the Company;

         (d) the Member has incurred a hardship according to Plan section 7.06(b)(2);

         (e) the Member has attained age fifty-nine and one-half (59 1/2);

         (f) the Plan terminates without the establishment or maintenance of another defined Contribution Plan, other than an employee stock ownership plan (as defined in Code section 409 or 4975(e)(7)), a simplified employee pension plan (as defined in Code section 408(k)) or a SIMPLE IRA plan (as defined in Code section 408(p);

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


         (g) a Member's employer disposes of substantially all of its assets used in its trade or business and that Member continues employment with the business that acquires the assets;

         (h) a corporation disposes of its interest in the Member's employer, which is a subsidiary of the selling corporation within the meaning of Code section 409(d)(3), and the Member continues his employment with the employer; or

         (i) effective for distributions made on or after January 1, 2002, the Participant's severance from employment regardless of when the severance from employment occurred. However, any such distribution shall be subject to all provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

A distribution cannot be made pursuant to an event described in subsection (f),
(g) or (h) unless distribution would be a lump sum distribution under Code section 402(d)(4), without regard to clauses (i), (ii), (iii), and (iv) of paragraph (A), (B), or (F) thereof and, with respect to paragraphs (g) and (h), the transferor corporation continues to maintain the Plan after the disposition.

7.08.    Direct Rollovers

         (a) This Plan section applies to distributions and withdrawals made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Plan section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b) Definitions

             (1)   Eligible Rollover Distribution means

                   (A) any distribution or withdrawal of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution or withdrawal to the extent such distribution or withdrawal is required under Code section 401(a)(9); (iii) the portion of any distribution or withdrawal that is not includible in gross taxable income (until December 31, 2001) (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);
             (iv) returns of elective deferrals pursuant to Treasury Regulation section 1.415-6(b)(6)(iv); (v) returns of Excess Pre-Tax Contributions, Excess Deferrals and Excess Aggregate Contributions pursuant to Treasury Regulation

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


                  sections 1.401(k)-1(f)(4), 1.402(g)-1(e)(3) and
                  1.401(m)-1(e)(3) and the income allocable to those corrective payments; (vi) dividends paid on employer securities as described in Code section 404(k); (vii) effective for withdrawals made on or after January 1, 1999, and prior to January 1, 2002, hardship withdrawals described in Code section 401(k)(2)(B)(i)(IV); (viii) effective for withdrawals made on or after January 1, 2002, any hardship withdrawal made pursuant to Plan section 7.06(b)(2) and (ix) similar items designated by the Commissioner of the Internal Revenue; and

                        (B) effective January 1, 2002, a portion of a
                  distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  (2)   Eligible Retirement Plan means

                        (A) for distributions prior to January 1, 2002, an
                  individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan (as described in Code section 401(a)), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity; and

                        (B) for distributions on or after January 1, 2002, an
                  individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a Qualified Plan that accepts the individual's Eligible Rollover Distribution. Eligible Retirement Plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order.

                  (3) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


              (4) Distributee means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

         (c) The Administrator may impose restrictions on Direct Rollovers consistent with applicable Treasury regulations including, but not limited to, the requirement that a Distributee may elect a Direct Rollover only with respect to an Eligible Rollover Distribution that exceeds two hundred dollars ($200).

         (d) The Administrator shall provide to each Member who is entitled to make an Eligible Rollover Distribution a notice that describes the Plan's default distribution procedure in the event the Member fails to make a rollover election and that satisfies Code section 402(f) at least thirty (30) but not more than ninety (90) days before the Member's Annuity Starting Date. A Member may affirmatively elect to waive the minimum thirty (30) day period, provided that he receives adequate information describing his right to a thirty (30) day election period. In the event that a Member fails to make an affirmative election under this Plan section within thirty (30) days of receiving the notice required by this subsection, the Member shall be deemed to have elected not to have any portion of his Eligible Rollover Distribution paid in a Direct Rollover and he shall receive an immediate distribution of the vested portion of his Account.

7.09.    Loans

         (a) Effective November 1, 1997, a Member who has become entitled to a benefit under the Plan may request a loan from the Trust Fund in accordance with the rules and procedures set forth in this section.

              (1) Loans shall be made available to all active Members on a reasonably equivalent basis.

              (2) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Members.

              (3) Loans shall bear a reasonable rate of interest. The interest rate shall be determined by the Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money.

              (4) Loans shall be adequately secured with assets of the Member's Account.

              (5) Loans shall be available only from a Member's After-Tax, Pre-Tax and Rollover Accounts.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
               As Amended and Restated Effective January 1, 2002


         (b) Any loan to a Member, when added to the outstanding balance of all other loans from the Plan to such Member, shall not exceed the lesser of:

             (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made,

             (2) fifty percent (50%) of the then nonforfeitable portion of the Member's Account, valued as of the Valuation Date coincident with or immediately preceding approval of the loan request, or

             (3) the total combined value of the Member's After-Tax, Pre-Tax and Rollover Accounts, valued as of the Valuation Date coincident with or immediately preceding approval of the loan request.

An assignment or pledge of any portion of the Member's interest in the Plan will be treated as a loan under this Plan section.

         (c) No loan shall be made to a Member for an amount less than $1,000. No loan shall be made to a Member who has an outstanding loan balance under this Plan. Any loan to a Member shall be required to be repaid through payroll deductions.

         (d) Any loan to a Member, by its terms, shall require that repayment (principal and interest) be amortized in level payments, made not less frequently than quarterly, over a period not to exceed five years.

         (e) A Member's loan shall be evidenced by such documents required to establish the loan and assign the applicable portion of his interest in the Plan as security for the loan.

         (f) A Member's loan shall be in default if any loan payment is not made before the last day of the calendar quarter following the calendar quarter in which the loan payment was due. In the event of default, the Administrator shall reduce the Member's vested Account balance by the remaining principal and interest on his or her loan. However, the Administrator shall not be required to commence such action immediately upon default. The Administrator may delay the enforcement of the security interest until a distributable event occurs, provided that such delay will not cause the loss of principal or interest to the Plan.

         (g) A Member's loan shall immediately become due and payable if such Member terminates employment for any reason. If such Member terminates employment, the Administrator shall immediately request payment of principal and interest on the loan. If the Member refuses payment following termination, the Administrator shall reduce the Member's vested Account balance by the remaining principal and interest on his or her loan. If a Member's vested Account balance is less than the amount due, the Administrator shall take whatever steps are necessary to collect the balance due directly from the Member.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


         (h) To the extent it is consistent with other provisions of the Plan, all loans made under this Plan section are considered directed investments of the borrowing Member's Account. As such, all repayments of principal and interest made by the Member shall be credited only to the Member's Account.

         (i) The Administrator may adopt and announce additional loan rules not inconsistent with the provisions of this Plan section.

7.10.    Federal Income Tax Withholding

         Members shall be provided with proper notice and election forms for the purpose of withholding Federal income tax from distributions and withdrawals from the Plan in accordance with Code section 3405.

7.11.    Special Rules for Former Amoco Employees

         Special provisions apply to distributions and withdrawals for Members who are former employees of Amoco Petroleum Additives Company and its affiliates. Such provisions are set forth in Exhibit I.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


                                  ARTICLE VIII
                                   LIMITATIONS

8.01.    Maximum Contribution Limitations

         (a) Annual Additions to a Member's Account when combined with his Annual Additions under any other Defined Contribution Plan maintained by the Company or an Affiliate, may not exceed the applicable limits of Code section 415 described in this Plan section.

         (b) Annual Additions to a Member's Account for a Limitation Year may not exceed:

             (1) for Limitations Years beginning prior to December 31, 2001, the lesser of (1) or (2) following:

                 (A) $30,000 (as adjusted by the Secretary of the Treasury for increases in the cost of living); or

                 (B) twenty-five percent (25%) of the Member's Earnings for the
             Limitation Year.

             (2) for Limitation Years beginning after December 31, 2001, the lesser of (1) or (2) following:

                 (A) $40,000, as adjusted for increases in the cost-of- living under Code section 415(d); or

                 (B) one hundred percent (100%) of the Member's Earnings for the
             Limitation Year.

             The limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

         (c) For purposes of applying the limitations of this Plan section, all Defined Contribution Plans (whether or not terminated) of the Company or an Affiliate are treated as one Defined Contribution Plan. An individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), will be treated as a Defined Contribution Plan. With respect to key employees, as defined in Code section 419A(d)(3), a welfare fund, as defined in Code section 419(e), maintained by the Company or an Affiliate will be treated as a Defined Contribution Plan.

         (d) No allocation or other addition to a Member's Account is permitted under this Plan that would result in total Annual Additions under all Defined Contribution Plans of the Company or an Affiliate for that Member exceeding the Member's maximum Annual Addition

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

for the applicable Limitation Year. To the extent that an allocation or addition pursuant to this Plan intended for one Member's Account cannot be allocated or added to that Account, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan or Trust, it is allocated or distributed according to subsection (e).

         (e) Each Member's maximum Annual Addition or benefit for this Plan and all other Defined Contribution or Defined Benefit Plans of the Company or an Affiliate are absorbed on a dollar-for-dollar basis by this Plan and other Defined Contribution or Defined Benefit Plans of the Company or an Affiliate according to the hierarchy established by the Company. Excess Annual Additions shall be placed in a suspense account, and used to offset (reduce) Company and Member Contributions in later Limitation Years. To the extent that a Member's Excess Annual Additions are attributable to his Pre-Tax Contributions or After-Tax Contributions, those Pre-Tax Contributions or After-Tax Contributions may be returned to the Member in the Limitation Year in which they are determined to be Excess Annual Additions and will reduce that Member's Excess Annual Additions. If Pre-Tax Contributions or After-Tax Contributions are returned to a Member pursuant to this Plan section, such Pre-Tax Contributions or After-Tax Contributions will be disregarded for purposes of the limitations on such contributions under Plan sections 3.02, 3.07 and 3.11. For any Limitation Year in which a suspense Account exists according to this subparagraph, the suspense account is credited with investment gains and losses as if it were a Member's Account. If a suspense account exists according to the provisions of this subparagraph when the Plan terminates, the suspense account shall be treated as not being part of the assets of the Plan and be returned to the Company.

8.02.    Multiple Plan Participation

         The limitations of Code section 415(e) incorporated herein by reference do not apply to Limitation Years beginning on and after January 1, 2000.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE IX
                                 ADMINISTRATION

9.01.    Appointment of Named Fiduciary and Administrator

         Ethyl Corporation shall be the Administrator and Named Fiduciary of the Plan and shall be responsible for the operation and administration of the Plan except to the extent its duties are allocated to and assumed by persons or entities hereunder.

9.02.    Administrator

         (a) To the extent required by law, the Administrator shall establish a funding policy and method to carry out the objectives of the Plan.

         (b) The Administrator shall prepare such reports at such times and file such reports at such places as may be required by Federal statutes and regulations.

         (c) Upon written request of any Member or Beneficiary receiving benefits under the Plan, the Administrator shall furnish him a copy of the latest updated summary plan description, latest annual report and a copy of the Plan. The Administrator may make a reasonable charge for the costs of furnishing such copies.

         (d) The Administrator shall maintain, on a plan or calendar year basis, employee and other such records as are necessary for the successful operation of the Plan and shall supply such full and timely information for all matters relating to the Plan as the Committee or Trustee may require for the effective discharge of their respective duties.

         (e) The Administrator shall establish rules and procedures to be followed by Members and Beneficiaries in applying for benefits and for furnishing and verifying all data which may be required in order to establish their rights to benefits in accordance with the Plan. Upon receipt of an application for benefits, the Administrator shall determine all facts which are necessary to establish the right of an applicant to benefits and the amount thereof. All approved benefits shall be paid at the direction of the Administrator. Such payments shall be made in accordance with the Administrator's written directions setting forth the amount of such payments and the specific manner in which such payments are to be made. In carrying out its duties hereunder, the Administrator shall at all times rely on the construction and specific interpretations of the Plan as determined by the Committee.

9.03.    Trustee

         The Board of Directors of Ethyl Corporation shall have the power to appoint one or more Trustees, to remove a Trustee at its discretion upon sixty
(60) days' written notice unless a shorter period is agreed to, to appoint a successor to any Trustee who has resigned, has been removed, or has ceased to serve for any other reason, and to appoint a co-Trustee with the

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

consent of the Trustee then serving. The Trustee may resign at any time upon sixty (60) days' written notice to the Company unless a shorter period is agreed to. The appointment of any Trustee or co-Trustee shall become effective upon the Trustee's or co-Trustee's acceptance of the appointment in writing. Each Trustee shall hold and invest the assets of the Plan under a Trust established pursuant to a Trust Agreement between the Company and the Trustee. Each Trustee shall further carry out all duties assigned to it by the Plan or the applicable Trust Agreement. The Company shall promptly notify any insurance company from which policies or contracts have been purchased of any change in the Trustee.

9.04.    Employee Savings Plan Committee

         (a) An Employee Savings Plan Committee of not less than three (3) persons, who shall be employees of the Company, shall be appointed by, and shall act under the direction of, the Board of Directors of Ethyl Corporation. Ethyl Corporation reserves the right at any time to remove any member of the Committee and to fill any vacancy however caused. In discharging the duties assigned to it under this Plan section, the Committee has the discretion to interpret the Plan, including its eligibility provisions and its provisions relating to qualification for and accrual of benefits; to determine all questions arising in the administration and application of the Plan; to review claims for benefits that have been denied; to adopt, amend and rescind rules and regulations as it deems necessary for the operation of the Plan and to make all other determinations necessary or advisable for the discharge of its duties under the Plan or assigned to it by the Board of Directors or the Administrator. Such Committee's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to the Committee with respect to any duty assigned to it by the Plan, the Board of Directors or the Administrator must not be construed as limiting any power or authority of the Committee to discharge its duties.

         (b) The Committee shall choose a chairman from its members and may appoint a secretary to keep such records as may be necessary of the acts of the Committee. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to him in writing by the Committee.

         (c) The Committee may delegate to any of its members or to the secretary of the Committee authority to sign any documents on its behalf, or to perform solely ministerial acts, but such person shall not exercise any discretion over matters delegated to him without obtaining the concurrence of a majority of the members.

         (d) Except as otherwise specifically provided herein, all acts and decisions of the Committee shall be on the concurrence of a majority of the members. Any decision is effective when evidenced in writing and signed by a majority of the members.

         (e) A member of the Committee who is also a Member of the Plan shall abstain from any action which specifically affects him as a Member of the Plan other than an action which

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

affects all Members of the Plan. In the event of abstention, matters shall be decided by the remaining members of the Committee. Nothing herein shall prevent any member of the Committee who is also a Member of the Plan from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Members. The Committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Company, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding or question of law related thereto.

9.05.    Benefit Claims Review Procedure

         (a) A claimant shall be notified in writing or by electronic mail of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

             (1) the specific reason or reasons for the denial;

             (2) specific references to the pertinent Plan provisions on which the denial is based;

             (3) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

             (4) an explanation of the Plan's claim review procedures and time limits applicable to such procedures, including the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

         (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety
(90) day period. In no event shall such extension exceed ninety (90) days.

         (c) In the event a claim for benefits is wholly or partly denied, the applicant or his duly authorized representative, at the sole expense of the claimant may appeal the denial within sixty (60) days of the receipt of written notice of the denial or the expiration of the ninety (90) day period to the

             Manager of Employee Benefits
             Ethyl Corporation
             330 South Fourth Street
             Richmond, Virginia 23219

         (d) In pursuing such appeal the claimant or his representative:

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

             (1) may request in writing that the Retirement Committee review the denial, taking into account all comments, documents, records and information submitted by the claimant relating to the claim without regard to whether the information was submitted or considered in the initial benefit determination;

             (2) upon request, and free of charge, may review or request copies of pertinent documents and records relevant to the claim for benefits; and

             (3) may submit issues and comments in writing, documents and records relating to the claim.

         (e) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based.

9.06.    Administrative Costs

         Except as provided in Plan section 5.04, all administrative costs of the Plan shall be paid by the Company, except to the extent that the Administrator directs the Trustee to pay such expenses. Trustee's fees and charges also shall be paid from the Trust Fund, except to the extent that the Company elects and is permitted to pay such expenses in accordance with the terms of the Trust Agreements.

9.07.    Errors and Omissions

         Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms so long as the Plan does not conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and the Administrator determines that it would cost more to correct the error than is warranted, and if the Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not, in the judgment of the Administrator, result in discrimination in operation, the Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including, but not limited to, the authorization of additional Company contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this Plan section is an additional Company contribution.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

9.08.    Fiduciary Discretion

         In discharging the duties assigned to it under the Plan, each fiduciary, as defined in ERISA section 3(21), has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Subject to Plan section 9.04, each such fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. A fiduciary's decision is final and conclusive unless it is established that the fiduciary's decision constituted an abuse of its discretion. Benefits under this Plan will be paid only if the Plan Administrator decides in his discretion that the applicant is entitled to them.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

10.01.   Amendment of the Plan

         The Company shall have the right by action of the Board of Directors or any executive committee of the Board to modify, alter or amend the Plan, prospectively or retroactively, in whole or in part to the extent allowed by law by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. In addition, the Board of Directors or any executive committee of the Board may delegate to an appropriate officer or officers or committee of the Company, all or part of the authority to amend the Plan. No amendment may increase the duties, powers and liabilities of the Trustee without its written consent and except to the extent necessary to maintain the qualification of the Plan any such action shall not, in any way, affect adversely the benefits of individuals who have terminated their employment under the Plan prior to the effective date of such action, or of their Beneficiaries, nor shall it adversely affect amounts credited to Members prior to the effective date of such action. No amendment, modification or alteration shall have the effect of revesting in the Company any part of the principal or income of the Trust Fund.

10.02.   Termination of the Plan

         The Company expects to continue this Plan indefinitely, but continuance is not assumed as an obligation and the Company reserves the right to terminate the Plan at any time by action of its Board of Directors or any executive committee of the Board in accordance with the procedures set forth in Plan section 10.01. For purposes of this Plan section, termination means an amendment to the Plan expressly terminating it, a complete discontinuance of the Company's required contributions to the Plan, or the occurrence of events based on action of the Board or otherwise, which are determined by the Internal Revenue Service to result in a termination of the Plan. On termination of the Plan (or in the event of the Internal Revenue Service's determination of a partial termination due to the happening of events which result in a termination of the Plan as it relates to a specific group or groups of Members, whether resulting by action of the Board or otherwise) the rights of the then Members, to the extent affected by such action, in their Accounts shall be nonforfeitable and distributed to the Members as provided in Plan section 7.01 (provided such distributions are not restricted by Plan section 7.07). In the event of termination of the Plan, the value of any forfeitures under Plan section 7.02 not previously credited against the Company contributions shall be distributed among the then Members of the Plan in proportion to the total value of their Matching Accounts and, under no circumstances, shall any part thereof revert to the Company.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE XI
                      MERGER AND CONSOLIDATION OF THE PLAN

         In the event of a merger or consolidation of the Plan with another plan or the transfer of assets or liabilities from the Plan to another plan, the balance in each Member's account immediately after such event shall be equal to the balance in his account immediately prior to such event.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                  ARTICLE XII
                               GENERAL PROVISIONS

12.01.   Qualification

         This Plan has been created for, where applicable, the exclusive purpose of providing benefits to the Members and their Beneficiaries. The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and ERISA and in effect from time to time. Except as provided in Plan sections 7.01 and 8.01, under no circumstances shall any funds contributed to this Plan, any assets of this Plan held under the Trust Agreement, or income attributable to such assets, revert to or be used or enjoyed by the Company, nor shall any such funds, assets or income ever be used or diverted to purposes other than the exclusive benefit of the Members or their Beneficiaries. Subject to the exceptions provided in Plan sections 7.02 and 8.01, funds contributed to the Plan by the Company shall be returned to the Company (i) within one year of the date such funds are contributed if the contribution is made by reason of a mistake of fact or (ii) to the extent of the disallowance of a tax deduction for such contribution and within one year of such disallowance, if the contribution is conditioned on its deductibility. All Company contributions hereunder are conditioned on their deductibility in full under Code section 404 and on the qualification of the Plan.

12.02.   No Guaranty of Employment

         The Plan shall not be deemed to constitute a contract between the Company and any Member or to be consideration or an inducement for the employment of any Member of the Company. Nothing contained in the Plan shall be deemed to give any Member the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Member at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

12.03.   Payments to Minors and Incompetents

         If a Member or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Administrator might designate. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

12.04.   Non-Alienation of Benefits

         No benefit under the Plan shall in any manner be anticipated, assigned or alienated and any attempt to do so shall be void; provided however, payment shall be made pursuant to (i) a federal tax levy made pursuant to Code section 6331, (ii) a judgment in favor of the United States resulting from an unpaid tax assessment, (iii) a Qualified Domestic Relations Order, or

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


(iv) certain orders or decrees authorizing the settlement of liabilities incurred against the Plan by a Member as allowed by Code section 401(a)(13).

12.05.   Headings and Subheadings

         The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

12.06.   Use of Masculine and Feminine; Singular and Plural

         In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

12.07.   Unclaimed Benefits

         If the Administrator, or the Trustee with the assistance of the Administrator, cannot make payment of any amount to a Member or Beneficiary within a reasonable period after such amount becomes payable because the identity or whereabouts of such individual cannot be ascertained, the Administrator, at the end of the reasonable period, will direct that the amounts which would have been payable to such Member or Beneficiary must be treated as a forfeiture. If the identity or whereabouts of a person entitled to such benefits is later determined to the satisfaction of the Administrator, the amount previously forfeited shall be reinstated and payments made accordingly.

12.08.   Beneficiary Designation

         At the time of enrollment in the Plan, each Member, with the consent of his spouse pursuant to Plan section 1.11, if applicable, must designate a Beneficiary to receive settlement of his Plan Account in the event of his death during employment. A Member, with the consent of his spouse pursuant to Plan section 1.11, if applicable, may, from time to time, change a Beneficiary or Beneficiaries under the Plan. In the event that no designated Beneficiary is surviving at the time of the Member's death, settlement under the Plan will be made as provided in Plan section 1.11.

12.09.   Commencement of Payments

         Except in the case of a Member who has elected to defer the distribution of his interest pursuant to Plan section 7.03, a Member's interest in the Plan shall commence being distributed to him no later than sixty (60) days after the close of the Plan Year in which occurs the later of his termination of employment or his Normal Retirement Age.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


12.10.   Special Distribution Requirements

         (a) The requirements of this Plan section must be met for all other distribution provisions in this Plan. This Plan section does not entitle a Member to a benefit under the Plan. If there is a conflict between any other Plan provisions and this Plan section, then the requirements of this Plan section control.

         (b) All distributions required under Article VII shall be determined and made in accordance with Code section 401(a)(9) and regulations promulgated thereunder, including the minimum distribution incidental death benefit rules of Proposed Treasury Regulation section 1.401(a)(9)-2.

         (c) The entire interest of a Member under the Plan must be or must begin to be distributed not later than his Required Beginning Date.

         (d) If a Member dies before distribution of his interest has been made, then any part of that interest payable to his Beneficiary must be distributed within five (5) years after his death.

         (e) A distribution required by subsection (b) or (c) will be made pursuant to the provisions of Plan section 7.01.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                  ARTICLE XIII
                             SPECIAL TOP-HEAVY RULES

13.01.   In General

         If this Plan is a top-heavy plan as determined in accordance with the rules in Code section 416(g), the requirements of Code sections 416(b) and (c) and 401(a)(17), as described in this Article XIII, must be satisfied for any Plan Year in which the Plan is a top-heavy plan. In the event that any change in the Plan's benefit structure or vesting schedule occurs resulting from a change in the Plan's top-heavy status, the rules described in Code section 411(a)(10) will apply.

13.02.   Top-Heavy Years

         The provisions of Plan sections 13.06, and 13.07 are effective only for Plan Years in which this Plan is a Top-Heavy Plan. The provisions of this Article will be inoperative to the extent that final treasury regulations do not require their inclusion in the Plan.

13.03.   Definitions

         (a) Aggregation Group means either a Mandatory Aggregation Group or an Optional Aggregation Group. An Aggregation Group consists of two or more qualified plans maintained by the Company or an Affiliate.

         (b) Interest is defined in Plan section 13.04.

         (c) Key Employee means

             (1) for determination of top-heavy plan status for Plan Years beginning prior to January 1, 2002, any employee, former employee or other individual described in Code section 416(i)(1) or a person related according to Code section 416(i)(5) to such an individual. For purposes of Plan section 13.04, an individual's status as a Key Employee is based on the Plan Year containing the Top-Heavy Determination Date. For purposes of Plan sections 13.06 and 13.07, an individual's status as a Key Employee is based on the Plan Year to which those sections are being applied; and

             (2) for determination of top-heavy plan status for Plan Years beginning after December 31, 2001, any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31,
         2001), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


         of who is a key employee will be made in accordance with Code section 416(i)(1) and applicable regulations and other guidance of general applicability issued thereunder.

         (d) Mandatory Aggregation Group means

             (1) for determination of top-heavy plan status for Plan Years beginning prior to January 1, 2002, an Aggregation Group consisting of all Company- and Affiliate-maintained qualified plans that have a Key Employee as a participant and each other qualified plan that enables any such qualified plan to meet the requirements of Code section 401(a)(4) or 410. Any Affiliate-maintained qualified plan that terminated within the five-year period ending on the Top-Heavy Determination Date must be taken into account; and

             (2) for determination of top-heavy plan status for Plan Years beginning after December 31, 2001, an Aggregation Group consisting of all Employer-maintained or Affiliate-maintained Qualified Plans that have a Key Employee as a participant during the plan year containing the Top-Heavy Determination Date. In addition, the Required Aggregation Group contains each other Employer-maintained or Affiliate-maintained Qualified Plan that enables any Qualified Plan described in the preceding sentence to meet the requirements of Code sections 401(a)(4) or 410. Any Employer-maintained or Affiliate-maintained Qualified Plan that terminated within the one-year period ending on the Top-Heavy Determination Date must be taken into account.

         (e) Non-Key Employee means any employee, former employee, or other individual described in Code section 416(i)(2) or a person related according to Code section 416(i)(5) to such an individual. For purposes of Plan section 13.04, an individual's status as a Non-Key Employee is based on the Plan Year containing the Top-Heavy Determination Date. For purposes of Plan sections 13.06 and 13.07, an individual's status as a Non-Key Employee is based on the Plan Year to which those sections are being applied.

         (f) Optional Aggregation Group means

             (1) for determination of top-heavy plan status for Plan Years beginning prior to January 1, 2002, a single qualified plan maintained by the Company or an Affiliate or a Mandatory Aggregation Group to which Ethyl Corporation has elected to add one or more qualified plans; and

             (2) for determination of top-heavy plan status for Plan Years beginning after December 31, 2001, an Aggregation Group created at the election of the Company by adding one or more Employer-maintained or Affiliate-maintained Qualified Plans that are not part of a Required Aggregation Group to either (i) a Required Aggregation Group or (ii) a single Employer-maintained or Affiliate-maintained Qualified Plan in which a Key Employee is a participant during that plan's plan year containing the Determination Date.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


         (g) Top-Heavy Determination Date, for any qualified plan's Plan Year, means the day preceding that Plan Year, except that for a qualified plan's first Plan Year, it means the last day of that first Plan Year.

         (h) Top-Heavy Plan means a qualified plan maintained by the Company or an Affiliate that is determined to be a top-heavy plan as defined in Code section 416(g) and Plan article XIII.

         (i) Top-Heavy Valuation Date, for a qualified plan's Plan Year, means the plan's most recent valuation date occurring within a 12-month period ending at the end of the Top-Heavy Determination Date for that Plan Year. A Defined Benefit Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that Plan's costs for determining minimum funding according to Code section 412 for the Plan Year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.

13.04.   Top-Heavy Determination

         (a) The determination of whether this Plan is a Top-Heavy Plan for a Plan Year is made according to Interests as of that Plan Year's Top-Heavy Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this section.

         (b) If this Plan is not required to be in a Mandatory Aggregation Group and is not part of an Optional Aggregation Group, it is a Top-Heavy Plan if the Interests of all Key Employees in the Plan exceed sixty percent (60%) of the combined Interests of all Members of the Plan.

         (c) If this Plan is part of an Aggregation Group, the determination of whether this and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each paragraph in numerical sequence.

             (1) Compute the Interests of all Key Employees in each plan in the Aggregation Group on a plan-by-plan basis.

             (2) For each plan that is part of the Aggregation Group, the Interests of all Key Employees in that plan are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests are determined as of the plans' Top-Heavy Determination Dates that fall within the same calendar year.

             (3) This Plan and each other plan that must be in a Mandatory Aggregation Group are Top-Heavy Plans if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed sixty percent (60%) of the combined Interests of all participants in the Aggregation Group.

         (d) Ethyl Corporation may create an Optional Aggregation Group, but a qualified plan may not be part of an Optional Aggregation Group unless all qualified plans within the

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002


Aggregation Group continue to meet the requirements of Code sections 401(a)(4) and 410 with each added qualified plan taken into account. An Optional Aggregation Group may not be created unless, after application of subsection
(c)(2), the Interests of all Key Employees in the Optional Aggregation Group do not exceed sixty percent (60%) of the combined Interests of all participants in the Optional Aggregation Group.

13.05.   Interests Measured

         (a) For determination of top-heavy plan status, an individual's Interest in a Defined Contribution Plan for Plan Years:

             (1) beginning prior to January 1, 2002, is equal to his account balance for that plan determined in accordance with the rules described in Code section 416(g) and regulations promulgated thereunder by the Secretary of the Treasury.

             (2) beginning after December 31, 2001, is equal to his Account balance for that plan as of the determination date. The amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date. In the case of a distribution made for a reason other than separation from service, death, or disability, this paragraph (1) shall be applied by substituting "5-year period" for "1-year period."

         (b) For determination of top-heavy plan status, an individual's Interest in a Defined Benefit Plan:

             (1) for Plan Years beginning prior to January 1, 2001, is equal to the present value of his cumulative accrued benefit for that plan as of the Top-Heavy Determination Date determined in accordance with the rules described in Code section 416(g) and regulations promulgated thereunder by the Secretary of the Treasury; and

             (2) for Plan Years beginning after December 31, 2001, an individual's Interest in a Defined Benefit Plan is equal to the present value of his Test Accrued Benefit for that plan as of the determination date. The present value of accrued benefits of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date.

             (3) and in accordance with the following paragraphs:

                 (A) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a cumulative accrued benefit. The assumptions used must be reasonable and need not relate to the plan's actual investment and other experience. The assumptions need not be the same as those

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

             used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a plan that is part of the same Aggregation Group as this Plan does not specify the actuarial assumptions it uses for determining the present value of a cumulative accrued benefit, the assumptions used must be those used in that plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest assumption must be (as described in 29 C.F.R. ss. 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Part 2619 of 29 C.F.R. If a plan specifies the actuarial assumptions it uses for determining the present value of its cumulative accrued benefit, those assumptions govern for purposes of this Plan as to that plan's cumulative accrued benefits.

             (B) The present value must be computed using an interest and a post-retirement mortality assumption but consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code section 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

             (C) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code section 401(a)(11) as a normal form of benefit, for purposes of determining the present value of the cumulative accrued benefit, the participant's spouse may be assumed to be the same age as the participant.

             (D) Unless a Defined Benefit Plan provides for a non-proportional subsidy according to paragraph (7), the present value must reflect a benefit payable beginning at the plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to paragraph (7).

             (E) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

             (F) If two or more Defined Benefit Plans are being tested under Appendix section 3, the actuarial assumptions used for all plans within an Aggregation Group must be the same. If paragraph (1) would otherwise cause the preceding sentence to be violated, Ethyl Corporation must select one plan's

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

             assumptions and use them as adjusted according to the other paragraphs in this subsection.

         (c) For purposes of this subsection, a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code section 410(b).

         (d) Effective January 1, 1985, if, at any time during the five-year period ending on the applicable Determination Date, an individual has not performed services for an Affiliate maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section.

         (e) For determination of top-heavy plan status for Plan Years beginning after December 31, 2001, if, at any time during the one-year period ending on the applicable Determination Date, an individual has not performed services for an Employer or Affiliate maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section.

13.06.   Minimum Benefits for Top-Heavy Plans

         (a) For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under this Plan.

         (b) For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregate Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this Plan article XIII, Ethyl Corporation may elect to satisfy the minimum benefit requirements of this Plan section within this Plan, within any one or more of the other plans within this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other plans.

         (c) Each Non-Key Employee with regard to this Plan who is eligible under the Plan for an allocation from contributions that the Company might make must receive the minimum benefit required by Code section 416(c)(2), as described in subsection (d), if he has not separated from service at the end of the Plan Year. In addition, each Non-Key Employee with regard to this Plan who has not separated from service at the end of the Plan Year and who has otherwise failed to satisfy this Plan's requirements to be eligible to receive an allocation (in full or in part) from contributions that the Company or an Affiliate might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient Earnings) must also receive the Code section 416(c)(2) minimum benefit if he must be considered for this Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (d) Except as provided in subsection (e), this Plan will satisfy the minimum benefit required by Code section 416(c)(2) if the sum of employer contributions and forfeitures allocated to the account of each Non-Key Employee for each Plan Year in which the Plan is a Top-Heavy Plan equals three percent (3%) of such Non-Key Employee's compensation (within the meaning of Code section
415) for that Plan Year.

         (e) The percentage referred to in subsection (d) for any Plan Year may not exceed the highest percentage at which employer contributions and forfeitures are allocated to any Key Employee for the Plan Year under this Plan or any plan within this Plan's Aggregation Group. The highest percentage will be determined as the ratio of the sum of employer contributions made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and forfeitures allocated to such Key Employee's account divided by his Earnings for the Plan Year.

         (f) Subsection (e) does not apply if this Plan must be part of a Mandatory Aggregation Group and if this Plan enables a Defined Benefit Plan included in such Mandatory Aggregation Group to meet the requirements of Code section 401(a) or 410. The alternative lower percentage in such situation is computed in the same manner as described in subsection (e) except that the dependent Defined Benefit Plan's benefits for Key Employees are included in the computation after having been converted to equivalent contributions pursuant to the procedures prescribed in Revenue Ruling 81-202, 1981-2 C.B. 93.

         (g) An individual's minimum benefit described in this section that is required from this Plan for a Plan Year is equal to the full benefit described in subsection (d), (e) or (f) reduced by the total of all allocations received for the Plan Year from any employer contributions or from forfeitures from any other Defined Contribution Plan.

         (h) In the case of a Member who is also covered under a Defined Benefit Plan that is part of this Plan's Aggregation Group, this Plan will be deemed to satisfy the minimum benefit requirement of Code section 416(c)(2) if each Non-Key Employee Member receives a minimum benefit under the Defined Benefit Plan that satisfies Code section 416(c)(1).

         (i) In determining a Member's minimum-benefit entitlement and in determining whether that entitlement has been satisfied, any employer contribution attributable to a salary reduction or similar arrangement is not taken into account.

         (j) For Plan Years beginning after December 31, 2001, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(b)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirements shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP test and other requirements of Code section 401(m).

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

13.07.   Aggregate Contribution and Benefit Limitations

         (a) For any Plan Years beginning prior to January 1, 2000, in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

         (b) Plan sections 8.02(b)(1) and (2) will be applied by substituting "1.0" for "1.25," and Plan section 8.02(c) will be applied by substituting "$41,500" for "$51,875."

         (c) Subsection (b) will not apply with respect to this Plan if the requirements of (1) and (2) below are met with respect to the Plan.

             (1) The requirements of this paragraph are met with respect to the Plan if this Plan (and any plan in this Plan's Mandatory Aggregation Group) meets the minimum benefit requirement of Appendix section 6 applied by substituting "four percent" (4%) for "three percent" (3%).

             (2) The requirements of this paragraph are met with respect to the Plan if this Plan would not be a Top-Heavy Plan as determined under Appendix section 3 if "ninety percent" (90%) were substituted for "sixty percent" (60%) each place it appears.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   ARTICLE XIV
                                ADOPTION OF PLAN

         As evidence of its adoption of the Plan herein constituted, Ethyl Corporation has caused this instrument to be signed by its duly authorized officer this 26th day of February, 2002.

                                               ETHYL CORPORATION

                                               By: /s/ Bruce Hazelgrove
                                                   ------------------------

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                    EXHIBIT I

                        SPECIAL PROVISIONS APPLICABLE TO
                         CERTAIN FORMER AMOCO EMPLOYEES

A.       Applicability and Scope

         (1) The provisions of this Exhibit I apply in addition to the other terms of the Plan, of which this Exhibit I is a part. Any situation not addressed by the provisions of this Exhibit I are controlled by the general terms of the Plan.

         (2) The provisions of this Exhibit I apply to any Member who was a participant in the Amoco Plan on June 26, 1992, and whose account balance (including any notes) was transferred to the Plan as of September 1, 1992.

         (3) The provisions of this Exhibit I apply only with respect to the Amoco Amount.

B.       Definitions

         For purposes of this Exhibit I, any term defined below will have the indicated meaning. Any term used in this Exhibit I that is not defined below has the meaning set forth in the Plan.

         (1) Affected Member means any Member who was a participant in the Amoco Plan on June 26, 1992, whose account balance (including any notes) was transferred to the Plan as of September 1, 1992.

         (2) Amoco means the Amoco Company and any other entity that adopted the Amoco Plan prior to June 26, 1992.

         (3) Amoco Amount means with respect to each Member, the applicable portion of the total amount transferred to the Plan from the Amoco Plan (including any notes) as of September 1, 1992, as set forth in Schedule A.

         (4)  Amoco Plan means the Amoco Employee Savings Plan.

C.       Special Provisions

         (1) Without regard to Plan section 7.06(a)(1), each Affected Member shall have the right to withdraw in cash up to one hundred percent (100%) of the Amoco Amount that is attributable to any after-tax employee contributions (less any prior withdrawals), but in no event shall an Affected Member withdraw more than the balance of the applicable account as of the effective date of the withdrawal.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (2) Each Affected Member shall have the right to withdraw in cash up to one hundred percent (100%) of the Amoco Amount attributable to Amoco contributions (other than pre-tax contribution amounts that are treated as employer contributions and less any prior withdrawals), but in no event shall an Affected Member withdraw more than the balance of the applicable account as of the effective date of the withdrawal.

         (3) Each Affected Member shall have the right to withdraw in cash up to one hundred percent (100%) of the Amoco Amount attributable to pre-tax employee contributions for the purpose of paying funeral expenses for a family member, provided that all other applicable provisions for hardship withdrawals, set forth in Plan section 7.06(b)(2), are met.

         (4) Upon termination from the employment of the Company for any reason prior to retirement, each Affected Member shall have the right to receive the Amoco Amount (less any prior withdrawals) in the form of:

              a. a lump sum which he may elect to receive at any time up to age sixty-five (65); or

              b. in ten (10) annual equal cash installments commencing as soon as practicable after his employment terminates.

              However, in no event shall such right extend to more than the balance of the Affected Member's account as of the effective date of the distribution.

         (5) Upon an Affected Member's termination from employment of the Company on or after attaining age sixty-five (65) or on or after attaining age fifty (50) and completing fifteen (15) years of service with the Company (including service with Amoco), each Affected Member shall have the right to receive

              a. the Amoco Amount in the form of a lump sum at any time before age seventy and one-half (70 1/2); or

              b. the Amoco Amount in the form of monthly, quarterly or annual cash installments, the frequency and amount of which may be changed at any time; and

              c. the right to receive any portion of the Amoco Amount in cash at least once per month.

              However, in no event shall such right extend to more than the balance of the Affected Member's account as of the effective date of the distribution.

              Any such distribution method must comply with Code section 401(a)(9).

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

         (6) Each Affected Member shall receive credit for service recognized for the applicable purpose under the Amoco Plan through June 26, 1992, to the extent that service is relevant for any purpose under the Plan and to the extent that such service would be taken into account under the Plan if it were service with the Company.

                         Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                             SCHEDULE A TO EXHIBIT I

                                THE AMOCO AMOUNT*

                                                                                                               Amoco
                                         After-Tax         After-Tax                           Interest    Contributions
                                         Unmatched         Matchable           Amoco             on        Attributable
                                          Employee          Employee          Matching         Rollover     to Pre-tax
      Employee             (S)#       Contributions/1/   Contributions/2/  Contributions/3/    Amounts      Elections/4/   Totals/5/
      --------             ----       ----------------   ----------------  ----------------    -------      ------------   ---------
M.P. Allred            ###-##-####                                   -0-           8,850.51        1.48         8,872.01   17,724.00
R.A. Armstrong         ###-##-####                                978.88           6,358.01         .71         4,263.38   11,600.98
G.A. Caston            ###-##-####                              8,095.10           4,704.70        1.70         8,694.86   21,496.36
S. Foster              ###-##-####                              2,748.65           3,875.68         .81           980.81    7,605.95
J.E. Henry             ###-##-####                                 83.41           7,479.90        1.14         7,374.35   14,938.80
R.J. McClure           ###-##-####                              6,247.54           8,273.14        2.09        15,865.41   30,388.18
K.D. Mitchell          ###-##-####                                                 8,154.49        1.57         7,840.01   15,996.07
G.L. Morace            ###-##-####                              8,489.53          31,922.95        7.99        55,552.04   95,972.51
B.A. Nawrocki          ###-##-####                             40,111.60          87,464.89       13.42         3,968.42  131,558.33
J.L. Paul              ###-##-####                              1,390.94           8,241.33        1.78        21,228.00   30,862.05
F. Sidorowicz          ###-##-####                             14,348.13          55,913.57        6.13         2,703.37   72,971.20
R.S. Szwabowski        ###-##-####                                404.33           3,904.62         .82         3,435.06    7,744.83
H.W. Whittington       ###-##-####                             10,948.48          19,046.16        3.19              -0-   29,997.83
         * See definition in Exhibit I.

   ________________________
         /1/ Amounts in this account as of August 31, 1992, were combined with amounts in the after-tax matchable employee contribution account and transferred to the After-Tax Account.

         /2/ Amounts in this account as of August 31, 1992, were combined with amounts in the after-tax unmatched employee contribution account and transferred to the After-Tax Account.

         /3/ Amounts in this account as of August 31, 1992, were transferred to the Matching Account.

         /4/ Amounts in this account as of August 31, 1992, were transferred to the pre-Tax Account.

         /5/ The Amoco Amount received on behalf of each Affected Member was invested in either Option D or E in the percent directed by the Affected Member as of September 1, 1992. Effective November 1, 1993, or as soon as administratively feasible thereafter, each Affected Member may direct the investment of his Amoco amounts in any of the Active Investment Funds under the Plan in accordance with the applicable provisions of Plan section 5.05.

                        Savings Plan For The Employees
                              Of Ethyl Corporation
                As Amended and Restated Effective January 1, 2002

                                   EXHIBIT II

                                INVESTMENT FUNDS

         The following Investment Funds are available under the Plan as of November 1, 1997 (or as of the date thereafter that the Trustee's transition ("black-out") period has expired).

         Pooled Investment Funds:

         Merrill Lynch Retirement Preservation Trust

         PIMCO Total Return Fund Class A

         Merrill Lynch Capital Fund Class A

         Merrill Lynch Equity Index Trust 1

         Davis New York Venture Fund Class A

         Merrill Lynch Growth Fund Class A

         Franklin Small Cap Growth Fund

         Ivy International Fund Class A

         Stock Funds:

         Ethyl Corporation Common Stock

         Albemarle Corporation Common Stock

         Tredegar Industries, Inc. Common Stock

                                     EII-1